SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

CONOCO INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

August 8, 2001

Dear Stockholder:

      Your board of directors has unanimously approved a proposal to combine our Class A common stock and Class B common stock into a single class of new common stock. We believe that the proposal will benefit the stockholders of our company by simplifying our capital structure, eliminating investor confusion caused by our dual-class structure and increasing the liquidity of our common stock. We have scheduled a special meeting of stockholders to be held on September 21, 2001, and we ask for your support in voting for the proposal at the meeting.

      We will effect the proposed combination by merging a wholly owned subsidiary into Conoco. When the merger is completed, our stockholders will receive one share of new common stock for each share of Class A common stock and Class B common stock they own. The new common stock will be traded on the New York Stock Exchange under the symbol “COC”.

      The proposed combination cannot be completed without the approval of our stockholders. Under Delaware law, approval of the transaction requires the affirmative vote of a majority of the combined voting power of our outstanding Class A common stock and Class B common stock, voting as a single class. Your board of directors also is requiring that the transaction be approved by the affirmative vote of a majority of the voting power of our outstanding Class B common stock, voting as a separate class. Your board of directors recommends that the stockholders vote “FOR” the proposal.

      Your board of directors also has unanimously approved proposals to amend our 1998 Stock and Performance Incentive Plan and our 1998 Key Employee Stock Performance Plan. These amendments would, among other things, increase the number of shares of common stock authorized for issuance under our 1998 Stock and Performance Incentive Plan by approximately 10.8 million shares and under our 1998 Key Employee Stock Performance Plan by approximately 18.8 million shares. We are submitting the amended plans to our stockholders for approval. Your board of directors recommends that the stockholders vote “FOR” these proposals.

      The date, time and place of the special meeting are contained in the attached notice. It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please either complete and return the enclosed proxy card in the accompanying envelope or submit your proxy using the Internet or telephone procedures provided. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

      This document provides you with detailed information about the proposals and the stockholder meeting. We encourage you to carefully read this entire document before voting. Your interest in Conoco is appreciated.

Sincerely,

Archie W. Dunham
Chairman, President and
Chief Executive Officer

      This proxy statement is intended to be mailed to stockholders on or about August 8, 2001.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held September 21, 2001

To the Stockholders of Conoco Inc.:

      We will hold a special meeting at the offices of Baker Botts L.L.P., 910 Louisiana, One Shell Plaza, Suite 3800, Houston, Texas on September 21, 2001 at 9:00 a.m. The purpose of the meeting is to vote on the following proposals:

Proposal 1.	Adoption of a merger agreement providing for the merger of a wholly owned subsidiary of Conoco with and into Conoco. The merger will have the effect of combining our two classes of common stock into a single class of common stock by converting each share of our Class A common stock and Class B common stock into one share of new common stock and will result in changes to our certificate of incorporation as described in the accompanying proxy statement.

Proposal 2.	Approval of Conoco’s 1998 Stock and Performance Incentive Plan, as amended and restated.

Proposal 3.	Approval of Conoco’s 1998 Key Employee Stock Performance Plan, as amended and restated.

      Only stockholders of record at the close of business on July 27, 2001 may vote at the special meeting. For a period of ten days prior to the special meeting, a complete list of stockholders of record entitled to vote at the special meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

      You are cordially invited to attend the meeting in person. If you are unable to attend the meeting, please submit your proxy by Internet or telephone, or by signing, dating and returning the accompanying proxy card as soon as possible.

By Order of the Board of Directors

E. Julia Lambeth
Corporate Secretary

August 8, 2001

600 North Dairy Ashford
Houston, Texas 77079

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
THE SPECIAL MEETING OF STOCKHOLDERS
Time, Place and Date
Purpose of the Special Meeting
Voting Procedures
Proxies Can Be Revoked
Meeting Attendance
Required Votes
Expenses of Solicitation
Proxies for Participants in Conoco Plans
PROPOSAL 1 The Merger
Description of the Merger
Background of the Merger
Reasons for the Merger
Recommendation of the Board of Directors
Opinion of Morgan Stanley & Co. Incorporated
Parties to the Merger
Description of Capital Stock After the Merger
Conoco After the Merger
Interests of Certain Persons in the Merger
Stock Exchange Listing
Transfer Agent and Registrar
Book-Entry Provisions
Class A and Class B Common Stock Certificates
Accounting Considerations
Certain United States Federal Income Tax Consequences
Rights of Dissenting Stockholders
PROPOSAL 2 Approval of Our 1998 Stock and Performance Incentive Plan, As Amended and Restated
Recommendation of the Board of Directors
Summary of Our 1998 Stock and Performance Incentive Plan
Awards Granted
PROPOSAL 3 Approval of Our 1998 Key Employee Stock Performance Plan,
Recommendation of the Board of Directors
Summary of Our 1998 Key Employee Stock Performance Plan
Awards Granted
ADDITIONAL INFORMATION ABOUT THE PLANS
Administration of the Plans
Federal Income Tax Consequences of the Plans
SECURITIES OWNERSHIP
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers
Directors
FUTURE STOCKHOLDER PROPOSALS
Stockholder Proposals for the 2002 Annual Meeting
Advance Notice Required for Stockholder Nominations and Proposals
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
APPENDIX A AGREEMENT AND PLAN OF MERGER
APPENDIX B RESTATED CERTIFICATE OF INCORPORATION of CONOCO INC.
APPENDIX C—Fairness Opinion of Morgan Stanley&Co. Incorporated
APPENDIX D AMENDED AND RESTATED 1998 STOCK AND PERFORMANCE INCENTIVE PLAN OF CONOCO INC.
APPENDIX E AMENDED AND RESTATED 1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN OF CONOCO INC.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS	1

THE SPECIAL MEETING OF STOCKHOLDERS	6

Time, Place and Date	6

Purpose of the Special Meeting	6

Voting Procedures	6

Proxies Can Be Revoked	7

Meeting Attendance	7

Required Votes	7

Expenses of Solicitation	8

Proxies for Participants in Conoco Plans	8

PROPOSAL 1— The Merger	9

Description of the Merger	9

Background of the Merger	9

Reasons for the Merger	11

Recommendation of the Board of Directors	12

Opinion of Morgan Stanley & Co. Incorporated	12

Parties to the Merger	15

Description of Capital Stock After the Merger	15

Conoco After the Merger	21

Interests of Certain Persons in the Merger	22

Stock Exchange Listing	22

Transfer Agent and Registrar	22

Book-Entry Provisions	22

Class A and Class B Common Stock Certificates	22

Accounting Considerations	22

Certain United States Federal Income Tax Consequences	22

Rights of Dissenting Stockholders	23

PROPOSAL 2— Approval of Our 1998 Stock and Performance Incentive Plan, as Amended and Restated	23

Recommendation of the Board of Directors	24

Summary of Our 1998 Stock and Performance Incentive Plan	24

Awards Granted	26

PROPOSAL 3— Approval of Our 1998 Key Employee Stock Performance Plan, as Amended and Restated	27

Recommendation of the Board of Directors	28

Summary of Our 1998 Key Employee Stock Performance Plan	28

Awards Granted	29

ADDITIONAL INFORMATION ABOUT THE PLANS	29

Administration of the Plans	29

Federal Income Tax Consequences of the Plans	29

SECURITIES OWNERSHIP	31

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	34

Executive Officers	34

Directors	39

FUTURE STOCKHOLDER PROPOSALS	41

Stockholder Proposals for the 2002 Annual Meeting	41

Advance Notice Required for Stockholder Nominations and Proposals	41

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	42
APPENDIX A— Agreement and Plan of Merger
APPENDIX B— Restated Certificate of Incorporation
APPENDIX C— Fairness Opinion of Morgan Stanley & Co. Incorporated
APPENDIX D— Amended and Restated 1998 Stock and Performance Incentive Plan
APPENDIX E— Amended and Restated 1998 Key Employee Stock Performance Plan

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	When and where is the special meeting?

A.	The special meeting will be held on September 21, 2001 at 9:00 a.m. at the offices of Baker Botts L.L.P., 910 Louisiana, One Shell Plaza, Suite 3800, Houston, Texas.

Q.	What matters will be voted upon at the special meeting?

A.	At the special meeting, you will be asked to vote on the following matters:

•	Adoption of a merger agreement providing for the merger of Conoco Delaware I, Inc., a wholly owned subsidiary of Conoco, with and into Conoco. The merger will have the effect of combining our two classes of common stock into a single class of common stock by converting each share of our Class A common stock and Class B common stock into one share of new common stock and will result in changes to our certificate of incorporation described below (Proposal 1).

•	Approval of our 1998 Stock and Performance Incentive Plan, as amended and restated (Proposal 2).

•	Approval of our 1998 Key Employee Stock Performance Plan, as amended and restated (Proposal 3).

Q.	What does the board of directors recommend?

A.	The board of directors believes that the merger is advisable and fair to, and in the best interests of, our company and the holders of both the Class A common stock and the Class B common stock. The board of directors unanimously approved and authorized the merger agreement and the merger and recommends that you vote “FOR” the adoption of the merger agreement.

The board of directors also believes that it is advisable to amend and restate the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan. These amendments and restatements will, among other things, increase the number of shares of common stock authorized for issuance under the plans in order to continue to carry out the plans’ objectives. Approval of the plans, as amended and restated, by our stockholders also will preserve full deductibility of performance-based awards under the plans under section 162(m) of the Internal Revenue Code for a five-year period. The board of directors unanimously approved the amended and restated plans and recommends that you vote “FOR” approval of the plans.

Q.	What is the required stockholder vote?

A.	Under Delaware law, adoption of the merger agreement is subject to the approval of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. The board of directors also is requiring that the merger agreement be adopted by a majority of the voting power of the outstanding shares of Class B common stock, voting as a separate class.

The 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan, each as amended and restated, are subject to the approval of a majority of the combined voting power of the shares of Class A common stock and Class B common stock present at the meeting, voting together as a single class.

The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to five votes per share. See “The Special Meeting of Stockholders— Required Votes.”

Q.	What is the proposed merger?

A.	We currently have two publicly traded classes of common stock. The merger will combine the two classes into a single class. The merger agreement provides that Conoco Delaware I, Inc., a wholly owned subsidiary of Conoco, will merge with and into Conoco and, as a result, our outstanding shares of Class A common stock and Class B common stock will be converted into shares of a new class of common stock on a one-for-one basis. The merger agreement is attached to this proxy statement as Appendix A.

The merger also will amend our certificate of incorporation in the form attached as Appendix B. Our Restated Certificate of Incorporation will:

•	eliminate all references to our Class A common stock and Class B common stock;

•	authorize 4.6 billion shares of new common stock, which is equal to the aggregate number of shares of Class A common stock and Class B common stock authorized by our certificate of incorporation at the time of our initial public offering in 1998; and

•	eliminate references to our former majority stockholder.

Our Class A common stock and Class B common stock are traded on the New York Stock Exchange under the symbols “COC.A” and “COC.B.” As of the record date, there were 187,402,474 shares of Class A common stock issued and outstanding and 437,389,955 shares of Class B common stock issued and outstanding. On July 17, 2001, the last trading day prior to the public announcement that we intended to proceed with a transaction to combine the two classes, the closing price per share on the New York Stock Exchange of the Class A common stock was $27.40 and the Class B common stock was $27.91. The Class A common stock and Class B common stock generally have the same rights, powers and preferences, except that the Class A common stock is entitled to one vote per share and the Class B common stock is entitled to five votes per share.

Q.	What is the reason for the merger?

A.	Since our split-off from our former majority stockholder in August 1999, our Class A common stock and Class B common stock have frequently traded at different prices and, at times, erratically in relation to each other. We believe that this differential is due to investor confusion caused by our dual-class structure and, at times, a high investor demand for liquidity.

Our board of directors believes that the simplification of our capital structure resulting from the merger will:

•	eliminate investor confusion and any negative impact on the market price of our common stock that results from the dual-class structure;

•	potentially increase liquidity and trading efficiencies;

•	better align the voting rights of holders of Class A common stock and Class B common stock with their economic risk of ownership; and

•	increase our flexibility to structure acquisitions and other transactions using our common stock.

However, the anticipated benefits of a simplified capital structure may not be accomplished as rapidly as currently expected, or at all. See “Proposal No. 1— The Merger— Reasons for the Merger.”

Q.	What effects will result from the merger?

A.	As a result of the merger, the new class of common stock will be listed and traded on the New York Stock Exchange and will be registered under the Securities Exchange Act of 1934.

Although the economic ownership interest in Conoco of each holder of Class A common stock and Class B common stock will be the same immediately after the merger as it was prior thereto, the aggregate voting power of the holders of Class B common stock will decrease from approximately 92% to approximately 70%.

Q.	What will I receive in the merger?

A.	Each holder of Class A common stock and Class B common stock will receive one share of the new class of common stock for each share of the existing common stock held. Holders of fractional shares of Class A common stock and Class B common stock will receive an equal number of fractional shares of new common stock.

Q.	Has the board of directors received a fairness opinion regarding the merger?

A.	Yes. On July 17, 2001, Morgan Stanley & Co. Incorporated delivered to the board of directors its opinion that, as of that date and subject to and based on the considerations described in such opinion, the one-for-one exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock and the holders of Class B common stock. The opinion is attached to this proxy statement as Appendix C. See “Proposal No. 1— The Merger— Opinion of Morgan Stanley & Co. Incorporated.”

Q.	What are the U.S. federal income tax consequences of the merger?

A.	We have received an opinion from Baker Botts L.L.P. as to the U.S. federal income tax consequences of the merger that provides, in summary, that Conoco will not recognize income in the merger and:

•	our stockholders will not recognize gain or loss upon the conversion in the merger of shares of Class A common stock and Class B common stock into shares of new common stock;

•	a stockholder’s aggregate tax basis in the new common stock received in the merger will be the same as the aggregate tax basis of the shares surrendered by such stockholder in the merger; and

•	the holding period of a share of new common stock will include the holding period of our stock that was surrendered in exchange for such share of new common stock if the stock that was surrendered was a capital asset at the time of the merger.

You should consult your tax advisor for a full understanding of the federal income tax consequences of the merger and for an understanding of tax consequences of the merger under other law. See “Proposal No. 1— The Merger— Certain United States Federal Income Tax Consequences.”

Q.	Are there any regulatory requirements that must be complied with to effect the merger?

A.	To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. We also will make various filings with the SEC, including to register the new common stock and deregister the Class A common stock and Class B common stock under the Exchange Act. We have applied to list the new common stock on the NYSE under the symbol “COC.” The merger is conditioned on the NYSE’s authorization for listing.

Q.	What will happen to the company’s stock-based awards and its rights agreement?

A.	Outstanding options to purchase Class A common stock and Class B common stock and other awards with respect to Class A common stock and Class B common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger.

Our rights agreement will be amended to make the rights currently applicable to the Class A common stock and Class B common stock applicable only to the new class of common stock and to delete references to the Class A common stock and Class B common stock and to our former majority stockholder.

Q.	What will happen to Conoco Connection?

A.	In connection with the merger, we will amend Conoco Connection, our direct stock purchase and dividend reinvestment plan, to provide that all purchases after the merger will be made in the new common stock. In addition, shares of Class A common stock and Class B common stock held by participants in Conoco Connection will be converted in the merger into shares of the new common stock on the same basis as all other outstanding shares of Class A common stock and Class B common stock are converted.

Q.	When do you expect the merger to be completed?

A.	If the stockholders adopt the merger agreement at the special meeting, we currently expect the merger to be completed shortly after the date of the special meeting.

Q.	What will happen to my shares held in book-entry form through Conoco’s transfer agent or its thrift plans?

A.	Shares of Class A common stock and Class B common stock held in book-entry form through our transfer agent or our thrift plans will automatically be converted into shares of new common stock in the merger without any action on your part. A new statement showing your holdings will be mailed to you after the completion of the merger.

Q.	What will happen to my stock certificates if the merger is completed?

A.	After completion of the merger, your certificates representing shares of Class A common stock and Class B common stock will represent an equal number of shares of new common stock. Accordingly, it will not be necessary for you to exchange your existing certificates for new certificates. However, you may at any time after the merger exchange your existing certificate for new common stock certificates by contacting EquiServe Trust Company, N.A., our transfer agent, at (800) 317-4445.

Q.	Do I have appraisal rights with respect to the merger?

A.	Under Delaware law, neither the holders of Class A common stock nor the holders of Class B common stock will have appraisal rights with respect to the merger.

Q.	What will happen if stockholders do not approve the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan?

A.	If our stockholders do not approve the plans, as amended and restated, performance-based awards under the plans will continue to be fully deductible under section 162(m) of the Internal Revenue Code until 2004 as a result of stockholder approval of the plans at the 1999 annual meeting of stockholders. In addition, if our stockholders adopt the merger agreement but do not approve the plans, the number of shares of common stock reserved for issuance under the plans and the limitations on awards issuable to an employee each year and awards of incentive stock options will not be increased, but we will otherwise amend and restate the plans so that they read as set forth in Appendices D and E to this proxy statement.

Q.	Who is entitled to vote?

A.	Only holders of record of Class A common stock and Class B common stock at the close of business on July 27, 2001, which is the “record date” for the special meeting, are entitled to notice of, and to vote at, the special meeting.

Q.	How do I vote?

A.	The special stockholder meeting will take place on September 21, 2001. After carefully reading and considering the information contained in this document, please indicate on the enclosed proxy card how you want to vote or submit your proxy using the Internet or telephone procedures provided. Please submit your proxy as soon as possible, so that your shares may be represented at the stockholder meeting. See “The Special Meeting of Stockholders— Voting Procedures.”

Q.	If I am a participant in a Conoco thrift plan or an eligible stock plan for employees outside the United States, how should I vote?

A.	If you are a participant in a Conoco thrift plan and a Merrill Lynch Blueprint Account, you will receive combined voting instructions for those holdings in addition to the voting instructions you will receive for your individual holdings. If you are a participant in any eligible stock plans for employees outside the United States, you will receive a separate proxy card for each of these holdings. Please indicate on the proxy cards you receive how you want to vote or submit your proxy using the Internet or telephone procedures provided. An independent fiduciary for the Conoco thrift plans will direct the voting, in its discretion, of all shares held in the thrift plans for which no voting instructions are received by September 14, 2001.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me without my instructions?

A.	We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q.	What should I do if I want to change my vote?

A.	You can change your vote at any time before your proxy card is voted at the stockholder meeting. You can do this in any of the following ways:

•	you can send a written notice to the Corporate Secretary stating that you would like to revoke your proxy;

•	you can complete and submit a new proxy card with a later date;

•	you can submit a later proxy by Internet or telephone; or

•	you can attend the special meeting and vote in person.

However, your attendance alone will not revoke your proxy. If you have instructed a broker or plan fiduciary to vote your shares, you must follow the procedure provided by your broker or plan fiduciary to change those instructions.

Q.	What if I plan to attend the stockholder meeting in person?

A.	We recommend that you send in your proxy or submit your proxy using the Internet or by telephone anyway. You may still attend the meeting and vote in person.

Q.	Whom do I call if I have questions about the meeting or the proposals?

A.	Please call our Shareholder Relations Department at (281) 293-6800. You can also call D.F. King & Co., Inc., who is acting as our proxy solicitor, toll free at (800) 290-6424.

THE SPECIAL MEETING OF STOCKHOLDERS

Time, Place and Date

      Our board of directors is soliciting proxies to be used at the special meeting of stockholders to be held on September 21, 2001, at the time and place specified in the attached Notice of Special Meeting, or at any adjournments or postponements thereof.

Purpose of the Special Meeting

      At the meeting, our board of directors will ask the stockholders to vote on the following matters:

•	Adoption of a merger agreement providing for the merger of Conoco Delaware I, Inc., a wholly owned subsidiary of Conoco, with and into Conoco. The merger will have the effect of combining our two classes of common stock into a single class of common stock by converting each share of our Class A common stock and Class B common stock into one share of new common stock and will result in changes to our certificate of incorporation described herein (Proposal 1).

•	Approval of our 1998 Stock and Performance Incentive Plan, as amended and restated (Proposal 2).

•	Approval of our 1998 Key Employee Stock Performance Plan, as amended and restated (Proposal 3).

      Our board of directors has unanimously approved these proposals, and unanimously recommends that the stockholders vote “FOR” the proposals.

Voting Procedures

         Who May Vote

      Holders of record of Class A common stock and Class B common stock at the close of business on July 27, 2001 will be entitled to vote their shares at the special meeting. As of the record date, we had 187,402,474 shares of Class A common stock and 437,389,955 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to five votes.

          How to Vote

      If you are a stockholder of record, you may vote in one of four ways:

•	by attending the special meeting and voting in person;

•	by submitting your proxy on the Internet at the address listed on your proxy card;

•	by submitting your proxy using the toll-free number listed on your proxy card; or

•	by signing, dating and returning your proxy card in the envelope provided.

For Internet addresses and telephone numbers for submitting your proxy, please review your proxy card. Also, please review your proxy card for the specific date and time before which your proxy card must be received.

      If your shares are held in an account at a brokerage firm or bank that participates in a voting program provided by ADP Investor Communication Services, you may submit your voting instructions over the Internet or by telephone using the toll-free number shown on your voting instruction form.

      If your shares are held through a broker, bank or other account custodian that does not participate in a voting program provided by ADP Investor Communication Services, you may vote your shares only by signing and timely returning the enclosed voting instruction form or providing other proper voting instructions to the registered owner of your shares.

      If you either return your signed proxy card or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. You can specify whether you approve, disapprove or abstain from the proposals. If you return your signed proxy card and do not specify how you want to vote your shares, your shares will be voted “FOR” the proposals set forth in this proxy statement.

Proxies Can Be Revoked

      You can revoke your proxy at any time before its exercise in any of the following ways:

•	by submitting written notice to our Corporate Secretary stating that you would like to revoke your proxy;

•	by submitting another proxy card that is properly signed and later dated;

•	by submitting a later proxy by Internet or telephone; or

•	by attending and voting in person at the special meeting.

Meeting Attendance

      Because of limited seating, only stockholders, their proxy holders and Conoco’s guests may attend the special meeting. If you plan to attend, you must be a stockholder of record as of July 27, 2001, or you must bring with you a brokerage statement or other evidence showing beneficial ownership of common stock on July 27, 2001.

Required Votes

      Under Delaware law, adoption of the merger agreement is subject to the approval of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. The board of directors also is requiring that the merger agreement be adopted by a majority of the voting power of the outstanding shares of Class B common stock, voting as a separate class. Our 1998 Stock and Performance Incentive Plan and our 1998 Key Employee Stock Performance Plan, each as amended and restated, are subject to the approval of a majority of the combined voting power of the shares of Class A common stock and Class B common stock present in person or by proxy at the meeting, voting together as a single class. The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to five votes per share.

      The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, because the vote required for adoption of the merger agreement is a majority of the outstanding voting power, abstentions and broker non-votes will have the same effect as votes against adoption. Because the vote required for approval of the other proposals is a majority of the voting power present in person or by proxy at the special meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on those proposals.

Expenses of Solicitation

      Solicitation of proxies for use at the special meeting may be made by mail, telephone or in person, by directors, officers and regular employees of Conoco. Such persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies from our stockholders will be borne by us.

      We have retained D.F. King & Co., Inc., an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. D.F. King will receive a retainer fee of approximately $15,000 as compensation for its services and will be reimbursed for expenses. The fee amount is not contingent on the number of stockholder votes in favor of the merger or any of the other proposals. D.F. King will not make any recommendation to our stockholders to either accept or reject the proposed merger or any other proposal or otherwise express an opinion concerning a proposal.

Proxies for Participants in Conoco Plans

      If you are a participant in the Thrift Plan for Employees of Conoco Inc. or the Thrift Plan for Retail Employees of Conoco Inc., and you are a participant in a Merrill Lynch Blueprint Account, you will receive combined voting instructions for those holdings in addition to the voting instructions you will receive for your individual holdings. If you are a record holder of common stock or a participant in any eligible stock plans for employees outside the United States, you will receive a separate proxy card for each of these holdings. Please complete, sign and mail all proxy cards you receive, or submit a proxy for all of your holdings via Internet or telephone, to ensure that all of your shares are represented at the special meeting. An independent fiduciary for the thrift plans will direct the voting, in its discretion, of all shares held in the thrift plans for which no voting instructions are received by September 14, 2001.

PROPOSAL 1

The Merger

(Item 1 on Proxy Card)

      Our board of directors has determined that it is advisable and fair to, and in the best interests of, Conoco and the holders of Class A common stock and Class B common stock to effect the merger to combine our two classes of common stock into a single class of common stock with each share having one vote. Accordingly, our board has declared advisable and recommends the adoption of the merger agreement. The following contains a summary of the material provisions of the merger agreement and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the merger agreement, which is incorporated by reference in and attached to this proxy statement as Appendix A.

Description of the Merger

      At the special meeting, our stockholders will be asked to consider and act upon a proposal to adopt the merger agreement providing for the merger of Conoco Delaware I, our wholly owned subsidiary, with and into Conoco, which would:

•	combine our Class A common stock and Class B common stock into a single class of new common stock by converting each share of our Class A common stock and each share of our Class B common stock into one share of new common stock; and

•	amend our certificate of incorporation to eliminate all references to Class A common stock and Class B common stock, authorize 4.6 billion shares of new common stock, which is equal to the aggregate number of shares of Class A common stock and Class B common stock authorized by our certificate of incorporation at the time of our initial public offering in 1998, and eliminate references to our former majority stockholder.

      If the merger is approved, shares of Class A common stock and Class B common stock will be converted into shares of new common stock without any further action on the part of the holders of Class A common stock and Class B common stock. Holders of fractional shares of Class A common stock and Class B common stock will receive an equal number of fractional shares of new common stock. To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. We also will make various filings with the SEC, including to effect the registration of the new common stock and the deregistration of the Class A and Class B under the Securities Exchange Act of 1934.

      Under the merger agreement, our board of directors may terminate the merger agreement at any time prior to the completion of the merger, whether before or after adoption of the merger agreement by our stockholders. Although our board of directors does not currently anticipate exercising its right to terminate the merger agreement nor does it contemplate specific events that would trigger termination, our board will terminate the merger agreement if, in its business judgment, the combination of the Class A common stock and the Class B common stock and the merger are no longer in the best interests of Conoco or its stockholders.

Background of the Merger

      Our existing dual-class structure was created in connection with the initial public offering of our Class A common stock in October 1998. Following the offering, our former sole stockholder, E.I. du Pont de Nemours and Company, owned Class B common stock representing approximately 92 percent of the voting power and 70 percent of the value of all our outstanding common stock, and public investors owned the remaining eight percent of the voting power and 30 percent of the value of all our outstanding common stock. In connection with the distribution in August 1999 of Class B common stock to DuPont stockholders, DuPont received a letter ruling from the Internal Revenue Service that the distribution would be tax free to DuPont and its stockholders.

      Since our split-off from DuPont, our Class A common stock and Class B common stock have frequently traded at unexpectedly different prices and, at times, erratically in relation to each other. From August 1999 until approximately March 2000, the trading-price differential between the two classes of our common stock exceeded two percent on only three of 161 occasions, or approximately two percent of the trading days in the period. From approximately March 2000 until late December 2000, however, the trading-price differential exceeded two percent on 185 of 207 occasions, or 89 percent of the trading days in the period. In addition, since approximately March 2000, the trading-price differential has varied erratically. For example, on June 30, 2000, the Class B common stock traded at a premium of 11.65 percent to the Class A common stock, while on February 14, 2001, the Class B common stock traded at a 0.68 percent discount to the Class A common stock.

      Since the consummation of the split-off, we believe there has been a high degree of investor confusion regarding the purchase and holding of our common stock. First, calculating our market capitalization has been a source of confusion because major data services providers estimate our market capitalization using inconsistent and often inaccurate methodologies. Second, only the Class B common stock is listed in the S&P 500 Index. Because of this, investors seeking to replicate the index or purchase its constituent stocks most likely create relatively greater demand for the Class B common stock to account for the total shares required to duplicate our market weighting in the index while avoiding the price risk associated with the Class A common stock. We believe that the level of investor confusion caused by our dual-class structure has contributed to the disparity in the trading prices of the two classes. We also believe it has generated discontent with the investment community that has created an administrative burden on our management and has required significant management time and focus.

      In addition, we believe the increased volatility of the market since approximately March 2000 has increased the value to investors of liquidity and the perception of liquidity. The trading price gap between the two classes of our common stock attributable to investor confusion may lead investors to believe that the Class B common stock is more liquid than the Class A common stock. The fact that only the Class B common stock is listed in the S&P 500 Index may further contribute to the belief that the Class B common stock is more liquid. This perception of differences in liquidity between the two classes of our common stock likely has exacerbated the trading differential between the two classes during the period beginning around March 2000, when the extreme market volatility led investors to place a premium on liquidity.

      We also believe the differential between the trading value of the Class A common stock and the Class B common stock caused by these factors adversely impacts our ability to effect acquisitions using our common stock in a rapidly consolidating industry, and may have provided downward pressure on the share value of both classes of our common stock.

      In February 2001, our management discussed with our board of directors the possibility of proceeding to combine the two classes of common stock, and in March 2001 we formally engaged Morgan Stanley as our financial advisor to assist us in connection with a possible transaction. Under the tax sharing agreement we entered into with DuPont in connection with our initial public offering, in order to complete the proposed combination of our two classes of common stock, we were required to request that DuPont obtain a supplemental ruling from the IRS that the proposed combination could be effected without a negative impact on the prior IRS letter ruling obtained in connection with our split-off from DuPont. Although no decision had been made whether to effect such a transaction, in March 2001 our management commenced discussions with DuPont regarding the proposed combination and requested that DuPont seek to obtain a supplemental letter ruling from the IRS. In June 2001, DuPont formally submitted to the IRS a request for the supplemental ruling.

      On June 28, 2001, the IRS issued a supplemental ruling to the effect that consummation of the proposed transaction will not adversely affect the IRS ruling received in connection with the split-off.

      On July 17, 2001, our board of directors formally considered a proposal to combine the Class A common stock and the Class B common stock into a single class of new common stock pursuant to a merger of a wholly owned subsidiary of Conoco with and into Conoco. The board reviewed the history of the dual-class structure. Baker Botts L.L.P., our outside legal counsel, addressed the potential tax consequences of combining the two classes and other legal matters in connection with the proposed transaction. Morgan Stanley made a presentation to the board, and rendered its opinion that, as of July 17, 2001 and subject to and based on the considerations described in its opinion, the one-for-one exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock and the holders of Class B common stock. The full text of the written opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by Morgan Stanley, is attached as Appendix C to this proxy statement and is incorporated by reference in this proxy statement. We urge you to read Morgan Stanley’s opinion carefully and in its entirety.

      After consideration of the issues, our board of directors determined that the merger is advisable and fair to, and in the best interests of, our company and the holders of both the Class A common stock and the Class B common stock and unanimously approved and authorized the merger agreement and the merger. Accordingly, the board of directors unanimously recommends that the stockholders vote “FOR” the adoption of the merger agreement.

Reasons for the Merger

      In determining that the merger is advisable and fair to, and in the best interests of, our company and the holders of Class A common stock and the Class B common stock, our board of directors considered a number of factors, including the following:

•	The capital structure of our company would be simplified and potential investor confusion and additional administrative expenses caused by the dual-class structure would be eliminated.

•	Any negative impact on the market price of the common stock that results from having a dual-class structure would be eliminated.

•	Liquidity and trading efficiencies would potentially increase.

•	Voting rights of holders of Class A common stock and Class B common stock would be better aligned with their economic risk of ownership.

•	Flexibility to structure acquisitions and other transactions using our common stock would likely increase.

•	The merger is not expected to cause the stockholders to receive taxable income at the effective time of the merger.

      The board of directors also considered the following factors in connection with its approval of the merger:

•	The opinion of Morgan Stanley that, as of July 17, 2001 and subject to and based on the considerations described in such opinion, the one-for-one exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock and the holders of Class B common stock.

•	The IRS supplemental ruling to the effect that consummation of the merger will not adversely affect the IRS ruling received in connection with our split-off from DuPont.

•	The historical trading price of the Class A common stock compared to the historical trading price of the Class B common stock.

•	That the aggregate voting power of the holders of Class B common stock will decrease from approximately 92% to approximately 70%.

•	The trading-price differentials between two classes of stock of other similarly situated companies.

      In determining that the merger is advisable and fair to, and in the best interests of, our company and the holders of Class A common stock and Class B common stock, our board of directors considered the enumerated factors as a whole and did not quantify or otherwise assign relative weights to the different factors. Individual directors may have given different weights to different factors. Moreover, the foregoing discussion of the reasons for the merger is not intended to be exhaustive.

      Although one of the reasons underlying the board’s approval of the merger is increasing the liquidity and trading efficiencies of our common stock, we cannot assure you that the merger and the combination of our Class A common stock and Class B common stock will result in any such increase. In addition, the other anticipated benefits of a simplified capital structure may not be accomplished as rapidly as currently expected, or at all.

Recommendation of the Board of Directors

      For the reasons discussed, our board of directors has unanimously approved and authorized the merger agreement and the merger and recommends that the stockholders vote “FOR” adoption of the merger agreement.

Opinion of Morgan Stanley & Co. Incorporated

      Pursuant to an engagement letter dated March 6, 2001, we retained Morgan Stanley to act as our financial advisor in connection with a possible elimination of our dual class common stock structure. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Conoco. At the July 17, 2001 meeting of our board of directors, Morgan Stanley rendered to the board an oral opinion, which was confirmed in writing as of the same date, to the effect that as of such date and based upon and subject to the considerations described in its opinion, the one-for-one exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Class A common stock and the holders of Class B common stock.

      The full text of the written opinion of Morgan Stanley, dated July 17, 2001, describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The opinion is attached to this proxy statement as Appendix C and is incorporated herein by reference. The opinion should be read carefully and in its entirety. Morgan Stanley’s opinion is directed to our board of directors and addresses only the fairness of the exchange ratio from a financial point of view to the holders of Class A common stock and the holders of Class B common stock as of the date of the opinion. The opinion does not constitute an opinion as to the prices at which the new common stock, Class A common stock and Class B common stock will actually trade at any time and the opinion does not address the relative fairness of the consideration to be received by such classes of stock. Furthermore, the opinion does not address the relative merits of the merger compared to other business strategies considered by, or available to, our board of directors, nor does it address the board’s decision to proceed with the adoption of the merger. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. The summary of the opinion of Morgan Stanley described in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

      In connection with rendering its opinion, Morgan Stanley:

•	reviewed the reported prices and trading activity for the Class A common stock and the Class B common stock;

•	discussed with management the rationale for the merger and for the original creation of a dual class structure and certain information related thereto;

•	compared the prices and trading activity of the Class A common stock and the Class B common stock with that of other comparable publicly traded companies with dual classes of stock;

•	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

•	reviewed the draft merger agreement and certain related documents; and

•	conducted such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

      In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the draft merger agreement. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

      The following is a brief summary of the analyses Morgan Stanley performed in connection with preparing its fairness opinion.

      Analysis of the historical trading activity of the common stock. Morgan Stanley analyzed the historical trading activity of the Class A common stock, which is entitled to one vote per share, and Class B common stock, which is entitled to five votes per share. This included an examination of the average percentage by which the price per share of our Class A common stock was exceeded by the price per share of our Class B common stock, which is referred to as the “trading discount,” based on daily closing prices over the two-year period from July 13, 1999 to July 6, 2001. This average trading discount was analyzed over various time frames during the entire two-year period. For the period from July 1999 through February 2000, the average trading discount was (0.1)%. For the period from March 2000 through November 2000, the average trading discount increased to (4.4)%. For the period from December 2000 through July 6, 2001, the average trading discount contracted to (1.4)%. For the entire two-year period, the average trading discount was (2.1)%.

      Analysis of dual class publicly traded companies. Morgan Stanley identified and analyzed a group of companies which, as of the time of the analysis, had two or more classes of publicly traded common stock with different voting rights. Based upon a search of companies listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market, an initial group of approximately 50 companies was selected. A subset of 20 comparable companies was selected from the initial group of approximately 50 after eliminating some companies on the basis of minimum market capitalization and trading volume. In the public company analysis, Morgan Stanley determined the average trading premium exhibited by each class of stock of each comparable company based on the relative voting rights and the relative volume of shares traded by each class of stock. Over the last two years, shares with preferential voting rights traded at a premium of 2.0% relative to low vote shares. During this same time frame, classes of shares with a higher average volume traded on a daily basis traded at a premium of 3.2% to the less frequently traded class of stock for each of the companies analyzed. The distribution of the class of shares with higher trading volume included 13 of the low vote class of shares and seven of the high vote class of shares. The analysis suggested that various factors, including the greater liquidity of the shares of one class of common stock, may offset the impact of the higher voting rights of a class of common stock on the market price of the shares of that class of stock.

      Analysis of historical reclassification transactions. Morgan Stanley identified and analyzed nine reclassification transactions of U.S. companies occurring among publicly traded companies from 1998 to 2001. In each reclassification transaction, two classes of stock of a single company with differential voting rights were reclassified or combined into a single class of common stock. For each of the companies identified for the reclassification transaction analysis, Morgan Stanley examined the number of new shares received in the reclassification for each share of the higher voting stock and the number of new shares received in the reclassification for the lower voting stock. The ratio of new shares received per share of higher voting stock to the shares received per lower voting stock is referred to as the “exchange ratio.” Of the transactions examined in the reclassification transaction analysis, seven had an exchange ratio of 1:1. In the two other cases, the respective exchange ratios were 1:0.97 and 1.10:1 in favor of the high vote shares.

      In connection with the review of the merger by our board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Class A common stock or Class B common stock.

      In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic condition and other matters, many of which are beyond the control of Conoco. The analyses performed were prepared solely as part of Morgan Stanley’s analysis of the fairness of the exchange ratio pursuant to the merger agreement to holders of Class A common stock and holders of Class B common stock. The analyses do not purport to be appraisals or to reflect the prices at which the new common stock, the Class A common stock or the Class B common stock might actually trade. The exchange ratio and other terms of the merger agreement were determined by and approved by our board of directors. Morgan Stanley provided advice to us throughout the preparation of the merger agreement. However, Morgan Stanley did not recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the merger.

      Morgan Stanley’s opinion was one of the many factors taken into consideration by our board of directors in making its determination to approve the merger. Morgan Stanley’s analyses summarized above should not be viewed as determinative of the opinion of our board of directors with respect to the value of either the Class A common stock or the Class B common stock or of whether our board of directors would have been willing to agree to a different exchange ratio or form of consideration.

      Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Morgan Stanley is a full-service securities firm engaged in securities trading, brokerage and financing activities. In the ordinary course of Morgan Stanley’s trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions for its own account or the accounts of customers, in debt or equity securities or senior loans of Conoco.

      Pursuant to the engagement letter, we agreed to pay Morgan Stanley a customary fee, which is contingent upon the closing of the merger, and to reimburse Morgan Stanley for any reasonable expenses incurred in connection with Morgan Stanley’s engagement. We also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley’s engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory services to us and have received fees for these services.

Parties to the Merger

      Conoco is a major, integrated, global energy company. Conoco’s principal executive offices are located at 600 North Dairy Ashford Road, Houston, Texas 77079, and its telephone number at that address is (281) 293-1000.

      Conoco Delaware I was incorporated in Delaware in July 2001 by Conoco in connection with the proposed merger. Conoco Delaware I has not been engaged in any business activities other than those in connection with the merger. The principal address of Conoco Delaware I is c/o Conoco Inc., 600 North Dairy Ashford Road, Houston, Texas 77079, and its telephone number at that address is (281) 293-1000.

Description of Capital Stock After the Merger

      The merger will automatically convert shares of Class A common stock and Class B common stock outstanding on the effective date into shares of new common stock. The terms of the new common stock effective after completion of the merger are set forth in full in the Restated Certificate of Incorporation attached as Appendix B. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the proposed Restated Certificate of Incorporation.

      Our authorized capital stock will consist of:

•	4.6 billion shares of common stock, par value $.01 per share; and

•	250 million shares of preferred stock, par value $.01 per share.

      At the time of our initial public offering in 1998, our certificate of incorporation authorized 4.6 billion shares of Class A common stock and Class B common stock. In accordance with our certificate of incorporation, shares of Class B common stock that we acquire must be retired. Since the initial public offering, approximately 250,000 shares of Class B common stock have been retired.

  Common Stock

      Voting Rights. After the merger, each share of new common stock will entitle its holder to one vote on all matters submitted to a vote of the stockholders. The holders of Class B common stock currently have the right to cast approximately 92% of the votes entitled to be cast by all stockholders on matters submitted to a vote of the stockholders because the holders of Class B common stock currently have five votes per share. After the merger, former holders of Class B common stock will be entitled to cast approximately 70% of the votes entitled to be cast by all stockholders.

      Holders of shares of common stock will not be able to cumulate their votes in the election of directors. In cumulative voting, a stockholder has a number of votes equal to the number to which his stockholdings would entitle him, multiplied by the number of directors being elected. A stockholder can then vote all of those votes in favor of one or more directors. This improves a minority stockholder’s ability to influence the election of specific directors.

      Dividends. All holders of common stock will share equally on a per share basis in any dividend declared by our board of directors, subject to any rights of any outstanding preferred stock to receive dividends.

      Other Rights. If Conoco is liquidated, dissolved or wound up, after full payment of any required amounts to preferred stockholders, all holders of common stock will receive the same amount per share of any assets distributed to common stockholders.

      Holders of shares of common stock have no right to have their shares redeemed or to purchase additional shares of our common stock or other securities.

   Preferred Stock

      At the direction of our board of directors, we may issue preferred stock from time to time in one or more series. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock, which may include voting, dividend, redemption, conversion, exchange and liquidation rights as well as other rights and features of any series of preferred stock. Our board of directors, without stockholder approval, may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock and that could hinder unsolicited attempts to acquire our company. The ability of the board of directors to issue preferred stock without stockholder approval may delay, defer or prevent a change in control of Conoco or the removal of existing management.

      For purposes of the rights plan described below, our board of directors has designated 1.0 million shares of Series A junior participating preferred stock, par value $.01 per share. For a description of the rights plan, see “—Rights Plan.”

   Anti-Takeover Effects of Certificate and Bylaw Provisions

      The provisions of our Restated Certificate of Incorporation and bylaws summarized below may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for the common stock.

      Board of Directors. Our certificate of incorporation and bylaws provide that the our board of directors is divided into three classes of directors, with the classes to be as equal in number as possible. Each director is elected for a three-year term and is to hold office until his or her successor is duly elected and qualified.

      The certificate of incorporation and bylaws provide that we shall have not less than six nor more than 15 directors. A majority of the entire board of directors determines the exact number of directors. Our board of directors currently consists of nine members. The certificate of incorporation also provides that any vacancies on the board will be filled by the majority vote of the remaining directors, even if less than a quorum, or by a sole remaining director. However, if a vacancy on the board of directors is caused by the stockholders removing a director, then only the stockholders can fill the vacancy, and the directors have no power to do so.

      The certificate of incorporation and the bylaws provide that directors may be removed only for cause and only by a majority vote of our stockholders. “Cause” will exist if the board of directors has determined that removal of a director is in our best interests. If the board of directors has not made that determination, then “cause” will exist only if:

•	the director has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court and such conviction is no longer subject to direct appeal;

•	a majority of the directors or a court finds the director guilty of willful misconduct in performing his duties to Conoco in a matter of substantial importance to Conoco; or

•	a court finds the director mentally incompetent, and the mental incompetency directly affects his ability as a director of Conoco.

      Whenever holders of preferred stock may elect directors because we have not paid dividends or because of other defaults under the terms of the preferred stock, any of those directors can only be removed as provided under the terms of the preferred stock.

      Advance Notice Procedures. In general, a stockholder wishing to nominate directors or bring up other matters for consideration at an annual meeting of stockholders must notify us in writing between 90 and 120 days prior to the anniversary of the previous year’s annual meeting of stockholders. The notice must contain required information about the person to be nominated or the matters to be brought before the meeting and about the stockholder submitting the proposal.

      Special Meetings. The certificate of incorporation and bylaws provide that currently only the chairman of the board or the board of directors may call special meetings of stockholders and stockholders may not call special meetings. No business other than that stated in the notice of such meeting may be transacted at any special meeting.

      Action by Stockholders. Stockholders may only act at an annual or special meeting of stockholders and not by written consent.

      Fair Price Provision. The certificate of incorporation includes a “fair price” provision that prohibits business combinations with related persons unless either of the following conditions is met:

      With respect to each outstanding class or series of voting stock, either:

•	the payment is the same as the highest amount the related person paid in a tender offer completed within one year of the date of the definitive agreement for the business combination and the related person purchased at least 50% of the class or series of voting stock in the tender offer; or

•	the payment is not less than what the related person paid or agreed to pay for any shares of our voting stock in a transaction completed within one year of the date of the definitive agreement for the business combination in which the related person became or during which the related person was a 15% holder of any class of our voting stock.

      Alternatively, the transaction will be permitted if it is approved by a majority of the continuing directors or:

•	at least 80% of the votes entitled to be cast by the voting stock; and

•	at least 66 2/3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person.

      The same percentage approvals are also required to amend the fair price provisions.

      Under the fair price provision, a related person is any person, other than Conoco, its subsidiaries or their benefit plans, that beneficially owns 15% or more of any class of our voting stock or is an affiliate of Conoco and at any time within the preceding two-year period was the beneficial owner of 15% or more of any class of our voting stock.

      The types of business combinations covered by the fair price provision are:

•	any merger or consolidation of Conoco or any of our subsidiaries with a related person or an affiliate of a related person;

•	any sale, lease, exchange, transfer or other disposition of all or substantially all of our assets to a related person or an affiliate of a related person;

•	reclassifications, recapitalizations and other corporate actions requiring a stockholder vote that would increase by more than 1% the proportionate share of any class of voting stock beneficially owned by the related person or an affiliate of a related person; and

•	a dissolution of Conoco caused or proposed by a related person or an affiliate of a related person.

      A continuing director is a director who is unaffiliated with the related person and who was a director before the related person became a related person, and any successor of a continuing director who is unaffiliated with a related person and is recommended or nominated to succeed a continuing director by a majority of the continuing directors.

      Amendment. The vote of 80% of our voting stock is required to amend provisions of our certificate of incorporation and bylaws relating to:

•	stockholder action by written consent;

•	the right to call special meetings of stockholders;

•	advance notice procedures with respect to stockholder meetings;

•	board of directors classification and removal provisions; and

•	amendments changing the voting requirements for amendments.

      Our board of directors may also amend the bylaws.

Rights Plan

      Our board of directors has adopted a share purchase rights plan. In connection with the merger, we will amend our rights agreement to make the rights currently applicable to the Class A common stock and Class B common stock applicable only to the new class of common stock and to delete references to Class A common stock and Class B common stock and to our former majority stockholder. Pursuant to the rights plan, one preferred share purchase right will accompany each outstanding share of new common stock. We refer to these securities as “rights.” Each holder of a right is entitled to purchase from us, when the right is exercisable, one one-thousandth of a share of the junior participating preferred stock at a price of $88, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between us and EquiServe Trust Company, N.A., as successor rights agent to First Chicago Trust Company of New York. The following description is only a summary. For complete information you should read the rights agreement, which we have filed with the SEC.

      The rights will be attached to all certificates representing the new common stock and shares of new common stock held in book-entry form and will attach to all common stock certificates and book-entry shares we issue prior to the “rights distribution date.” That date would occur, except in some cases, on the earlier of:

•	10 business days following the first public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 15% or more of the outstanding common stock; or

•	10 business days, or such later date as the board of directors may determine, following the start of a tender offer or exchange offer that would result, if closed, in a person becoming an acquiring person.

      Until the rights distribution date or any earlier redemption or expiration of the rights, the rights will only be transferred with the common stock. Until the rights distribution date or any earlier redemption or expiration of the rights, all shares of common stock which are issued will have associated rights. As soon as practicable following the rights distribution date, we will mail separate certificates evidencing the rights to holders of common stock as of the close of business on that date. From and after the rights distribution date, only separate rights certificates will represent the rights.

      The rights will not be exercisable until the rights distribution date. The rights will expire on August 31, 2008, unless this date is extended by the board of directors or unless we redeem the rights earlier as described below.

      If any person or group becomes an acquiring person, the rights held by the acquiring person will become void. At that time, each other holder of a right will from that time have the right to receive upon exercise that number of shares of common stock having a then-current market price (as defined in the rights agreement) of two times the exercise price of the right. If Conoco is acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or a group becomes an acquiring person, each holder of a right will from that time have the right to receive, upon exercising the right at the then-current exercise price, a number of shares of common stock of the acquiring company which has a then-current market price of two times the exercise price of the right.

      At any time until the earlier of the tenth business day following the first public announcement that a person or group has become an acquiring person or August 31, 2008 (or such later date determined by the board of directors), the board of directors may redeem all of the rights at a price of $.01 per right. If the board timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

      The board of directors may amend the terms of the rights without the consent of the holders of the rights prior to the rights distribution date. After the rights distribution date, the board may amend the rights agreement to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement. The board may not, however, amend the rights to lengthen a time period relating to when the rights may be redeemed if the rights are not redeemable at that time.

      Until a right is exercised, the holder of the right will have no rights as a stockholder of Conoco, including the right to vote or to receive dividends.

      The number of outstanding rights and the number of one-thousandths of a junior preferred share issuable upon exercise of each right will be adjusted in the event of a stock split of, or a common stock dividend on, the common stock or subdivisions, consolidations or combinations of the common stock occurring prior to the rights distribution date.

      The purchase price payable, and the number of junior participating preferred stock or other securities or property issuable, upon exercise of the rights will be adjusted from time to time to prevent dilution in the event of some transactions affecting the junior participating preferred stock.

      With some exceptions, the rights agreement does not require us to adjust the purchase price until cumulative adjustments amount to at least 1% of the purchase price. No fractional junior participating preferred stock will be issued, other than fractions which are integral multiples of one one-thousandth of a junior preferred share, which may, at our option, be evidenced by depositary receipts. Instead of issuing fractional shares, an adjustment in cash will be made based on the market price of the junior participating preferred stock on the last trading day prior to the date of exercise.

      Junior participating preferred stock purchasable upon exercise of the rights will not be redeemable. Each junior preferred share will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each junior preferred share will have 1,000 votes voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each junior preferred share will be entitled to receive 1,000 times the amount received per share of the common stock. These rights are protected by customary anti-dilution provisions.

      The rights have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire Conoco without the approval of our board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors prior to the time that a person or group has acquired beneficial ownership of 15 percent or more of common stock since the rights may be redeemed by us until such time.

  Contractual Relations Among Conoco and Related Entities

      Our certificate of incorporation provides that, if specified disclosure conditions are satisfied and if fair as to Conoco as of the time it is authorized, approved or ratified by the board of directors, by a committee of the board or by the stockholders, no contract, agreement, arrangement or transaction between:

•	Conoco and one or more of the directors or officers of Conoco or a related entity, as defined below, or

•	Conoco and any related entity

will be void or voidable solely because any related entity or any one or more of officers or directors of Conoco or any related entity are parties to the contract, agreement, arrangement or transaction, or solely because any such directors or officers are present at or participate in the meeting of the board of directors or committee thereof that authorizes the contract, agreement, arrangement or transaction or solely because his or their votes are counted for such purpose, and any related entity and such directors and officers:

•	will have fully satisfied and fulfilled their fiduciary duties to us and our stockholders with respect to the contract, agreement, arrangement or transaction;

•	will not be liable to us or our stockholders for any breach of fiduciary duty by reason of the entering into, performance or completion of any such contract, agreement, arrangement or transaction;

•	will be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to our best interests; and

•	will be deemed not to have breached their duties of loyalty to us and our stockholders and not to have derived an improper personal benefit therefrom.

A “related entity” is a corporation, partnership, association or other organization in which one or more of our directors have a financial interest.

Delaware Business Combination Statute

      We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction which resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

      Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. To qualify, such extraordinary transaction must be approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

      Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Limitations on Directors’ Liability

      Our certificate of incorporation provides that no director of Conoco shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

      These provisions eliminate our rights and the rights of our stockholders suing through stockholders’ derivative suits on behalf of us to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Our bylaws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors providing for indemnification of such directors to the fullest extent permitted by applicable law.

Conoco After the Merger

      Business and Operations. The merger will have no effect on our business or operations. Immediately following the merger, our business and operations, as currently conducted, will continue.

      Ownership Interests and Voting Power. The economic ownership interest in Conoco of each holder of Class A common stock and Class B common stock will be the same immediately after the merger as it was prior thereto. However, the aggregate voting power of the holders of Class B common stock will decrease from approximately 92% to approximately 70%.

      Stock-Based Awards. Outstanding options to purchase Class A common stock and Class B common stock and other awards with respect to Class A common stock and Class B common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger.

Interests of Certain Persons in the Merger

      As of July 1, 2001, our directors and executive officers beneficially owned 8.2 million shares of Class A common stock, or 4.2% of the outstanding Class A common stock, and 3.6 million shares of Class B common stock, or less than one percent of the outstanding Class B common stock. See “Securities Ownership.” We do not believe that any of our directors or executive officers have interests in the merger that are different from the interests of our stockholders generally.

Stock Exchange Listing

      We have applied to list the shares of new common stock to be issued in the merger on the New York Stock Exchange. The completion of the merger is conditioned upon the NYSE’s authorization for listing.

Transfer Agent and Registrar

      The transfer agent and registrar for the new common stock will be EquiServe Trust Company, N.A.

Book-Entry Provisions

      Shares of Class A common stock and Class B common stock held in book-entry form through our transfer agent or our thrift plans will automatically be converted into shares of new common stock in the merger without any action on the part of the stockholder. New statements will be mailed to record stockholders holding shares in book-entry form after the effectiveness of the merger.

Class A and Class B Common Stock Certificates

      After completion of the merger, your certificates representing shares of Class A common stock and Class B common stock will represent an equal number of shares of new common stock. Accordingly, it will not be necessary for record holders holding certificated shares to exchange their existing certificates for new certificates. However, such holders may at any time after the merger exchange their existing certificates for new common stock certificates by contacting our transfer agent.

Accounting Considerations

      The merger will not have any effect on earnings or book value per share.

Certain United States Federal Income Tax Consequences

      This section discusses the material United States federal income tax consequences of the merger to us and those material United States federal income tax consequences of the merger of general application to our stockholders. This summary does not deal with special classes of holders, and in particular does not address tax consequences to:

•	holders who may be subject to special tax treatment, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies or a nonresident alien or a foreign corporation who has held at any time more than five percent of either class of our stock;

•	persons who hold our common stock as a position in a “straddle,” “synthetic security,” “hedge,” “integrated transaction,” “conversion transaction” or “constructive sale” or whose functional currency is not the U.S. dollar; or

•	stockholders, partners or beneficiaries of a holder of our common stock.

      This section does not discuss alternative minimum tax consequences, if any, or any state, local or foreign tax consequences of the merger.

      In the opinion of Baker Botts L.L.P., Conoco will not recognize income in the merger, and subject to exceptions for holders who are subject to special rules:

•	our stockholders will not recognize gain or loss upon the conversion in the merger of shares of Class A common stock and Class B common stock into shares of new common stock;

•	a stockholder’s aggregate tax basis in new common stock received in the merger will be the same as the aggregate tax basis of the shares of our stock that were surrendered by that stockholder in the merger; and

•	the holding period of a share of new common stock will include the holding period of our stock that was surrendered in exchange for such share of new common stock if the stock that was surrendered was a capital asset at the time of the merger.

      The foregoing opinions are based upon current law, which is subject to change. A legal opinion is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the IRS or the courts will not take one or more contrary positions.

      Because the effect of the merger upon a stockholder may depend upon that stockholder’s particular circumstances, stockholders are urged to seek the advice of their own tax advisers.

Rights of Dissenting Stockholders

      Our stockholders will not be entitled to any appraisal rights under the Delaware law or any other applicable law.

PROPOSAL 2

Approval of Our 1998 Stock and Performance Incentive Plan,

As Amended and Restated
(Item 2 on Proxy Card)

      Our board of directors has unanimously adopted a resolution to submit to a vote of our stockholders a proposal to approve our 1998 Stock and Performance Incentive Plan, as amended and restated as set forth in Appendix D to this proxy statement. The amendment and restatement of the plan will, among other things, increase the number of shares of common stock reserved for issuance under the plan by approximately 10.8 million shares of common stock and add provisions relating to a change in control of Conoco as described below. There are currently approximately 9.2 million shares of common stock available for awards under the plan.

      Approval of the plan, as amended and restated, by our stockholders also will preserve full deductibility of performance-based awards under the plan under section 162(m) of the Internal Revenue Code for a five-year period. If, however, our stockholders do not approve the plan, performance-based awards under the plan will continue to be fully deductible under section 162(m) until 2004 as a result of stockholder approval of the plan at the 1999 annual meeting of stockholders. In addition, if our stockholders adopt the merger agreement but do not approve the plan, the number of shares of common stock reserved for issuance under the plan and the limitations on awards issuable to an employee each year and awards of incentive stock options will not be increased, but we will otherwise amend and restate the plan so that it reads as set forth in Appendix D to this proxy statement.

      The primary objectives of the plan are:

•	to attract and retain the services of key employees and nonemployee directors; and

•	to further our interests and our stockholders’ interests by providing incentives in the form of awards to such persons who can contribute materially to our success and profitability.

      In accordance with these objectives, the plan is designed to enable our key employees and nonemployee directors to acquire or increase their ownership of our common stock. There are currently 25 persons eligible to participate in the plan, of which 17 are employees and eight are nonemployee directors. As of June 30, 2001, the following options and restricted stock awards were outstanding under the plan:

•	options to purchase 3.9 million shares of our Class A common stock at a weighted average price of $23.10, all of which shares were subject to vested options;

•	options to purchase 5.9 million shares of our Class B common stock at a weighted average price of $25.61, of which 3.7 million shares were subject to vested options;

•	31,000 shares of our Class A common stock subject to restricted stock awards, all of which were vested; and

•	141,000 shares of our Class B common stock subject to restricted stock awards, all of which were vested.

      Our board of directors believes that the plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares of common stock reserved for issuance under the plan.

      Currently, shares of Class A common stock and Class B common stock are reserved for issuance under the plan. If Proposal 1 is approved, all shares issuable under grants or pursuant to awards made under the plan will consist of new common stock.

Recommendation of the Board of Directors

      Our board of directors recommends that the stockholders vote “FOR” the approval of our 1998 Stock and Performance Incentive Plan, as amended and restated.

Summary of Our 1998 Stock and Performance Incentive Plan

      The following summary of our 1998 Stock and Performance Incentive Plan is qualified by reference to the full text of the plan, which, as amended and restated, is attached as Appendix D to this proxy statement.

      Key employees eligible for awards under the plan are employees holding positions of responsibility with us as well as individuals whom our compensation committee expects to become employees within six months of the date of grant, whose performance, in the judgment of the compensation committee, can have a significant effect on our success, with such award being subject to the individual actually becoming an employee within such time period and to such other terms and conditions as may be established by the compensation committee. Directors eligible for awards under the plan are those who are not our employees.

      Subject to stockholder approval, we have reserved an additional 10.8 million shares of common stock (for a total of 31.4 million shares of common stock) for issuance in connection with the plan. As of June 30, 2001, there were approximately 20.6 million shares reserved for issuance. If stockholders approve the plan, as amended and restated, of the 31.4 million shares reserved for issuance under the plan, the number of shares of common stock available for incentive stock options will be increased from seven million shares to

10 million shares. The number of shares authorized to be issued under the plan is subject to adjustment for stock splits, stock dividends, recapitalizations, mergers or similar corporate events.

      Our compensation committee determines the types of employee awards made under the plan and designates the employees who are to be the recipients of such awards. Each employee award is embodied in an agreement, which contains the terms, conditions and limitations as determined by the compensation committee. Employee awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the plan or any of our other employee plans or our subsidiaries’ employee plans. An employee award may provide for the grant or issuance of additional, replacement or alternative employee awards upon the occurrence of specified events, including the exercise of the original employee award. At the discretion of the compensation committee, an employee may be offered an election to substitute an employee award for another employee award or employee awards of the same or different type. All or part of an employee award may be subject to conditions established by the compensation committee, which may include, but are not limited to, continuous service with Conoco, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by an employee, any unexercised, deferred, unvested or unpaid employee awards will be treated as set forth in the applicable award agreement.

      A stock option granted under the plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Internal Revenue Code or a nonqualified stock option that does not comply with those requirements. Incentive stock options and nonqualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the plan that apply only on specified corporate events, the exercise price of an option granted under the plan may not be decreased. Subject to limitations, the terms, conditions and limitations applicable to any stock options, including the term of any stock options and the date or dates upon which they become exercisable, will be determined by the compensation committee.

      A stock appreciation right, or SAR, may be granted under the plan to the holder of a stock option with respect to all or a portion of the shares of common stock subject to the stock option or may be granted separately. The terms, conditions and limitations applicable to any SARs, including the term of any SARs and the date or dates upon which they become exercisable, will be determined by the compensation committee.

      Stock awards consist of restricted and non-restricted grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock awards will be determined by the compensation committee. Without limiting the foregoing, rights to dividends or dividend equivalents may be extended to and made part of any stock award at the discretion of the compensation committee. The committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and dividend equivalents for stock awards.

      Cash awards consist of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.

      Performance awards consist of grants made to an employee subject to the attainment of one or more performance goals. A performance award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the compensation committee prior to the earlier of:

•	90 days after the commencement of the period of service to which the performance goals relate, and

•	the lapse of 25% of the period of service.

      A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of Conoco or Conoco as a whole, and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, stockholder value, net cash flow, total stockholder return, return on capital, return on investors’ capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, reserve addition, proceeds from dispositions, production volumes, refinery runs, net cash flow before financing activities, reserve replacement ratio, finding and development costs, refinery utilizations and total market value. Prior to the payment of any compensation based on the achievement of such performance goals, the compensation committee must certify in writing that the applicable performance goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing, the terms, conditions and limitations applicable to any performance awards will be determined by the committee.

      The plan contains limitations with respect to awards that may be made. If stockholders approve the plan, as amended and restated, the following limitations will apply to any employee awards made under the plan:

•	no participant may be granted, during any calendar year, employee awards consisting of stock options or SARs that are exercisable for or relate to more than 5.0 million shares of common stock (currently 2.5 million shares);

•	no participant may be granted, during any calendar year, employee awards consisting of stock awards covering or relating to more than 250,000 shares of common stock (currently 150,000 shares); and

•	no participant may be granted employee awards consisting of cash or in any other form permitted under the plan, other than employee awards consisting of stock options or SARs or stock awards, for any calendar year having a value determined on the date of grant in excess of $10 million (currently $7.5 million).

      Unless otherwise provided in an award agreement, in the event of a “change in control” of Conoco, awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term if the participant is still in the service of Conoco at the time of the change in control.

      The plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Awards Granted

      The allocation of awards in 2001 under the plan for participants other than nonemployee directors is not currently determinable since allocation is dependent on future decisions of the compensation committee in its sole discretion, subject to applicable provisions of the plan. Nonemployee directors receive annual grants of restricted stock units denominated in common stock with a value on the date of grant of $50,000. On June 1, 2001, each nonemployee director received restricted stock units covering 1,600 shares of Class B common stock. For information about options and other awards granted under the plan in 2000 to our chief executive officer and our four other most highly compensated executive officers at the end of 2000, see “Compensation of Executive Officers and Directors— Executive Officers.”

PROPOSAL 3

Approval of Our 1998 Key Employee Stock Performance Plan,

As Amended and Restated
(Item 3 on Proxy Card)

      Our board of directors has unanimously adopted a resolution to submit to a vote of our stockholders a proposal to approve our 1998 Key Employee Stock Performance Plan, as amended and restated as set forth in Appendix E to this proxy statement. The amendment and restatement will, among other things, increase the number of shares of common stock reserved for issuance under the plan by approximately 18.8 million shares of common stock and add provisions relating to a change in control of Conoco as described below. There are currently approximately 6.2 million shares of common stock available for awards under the plan.

      Approval of the plan, as amended and restated, by our stockholders also will preserve full deductibility of performance-based awards under the plan under section 162(m) of the Internal Revenue Code for a five-year period. If, however, our stockholders do not approve the plan, performance-based awards under the plan will continue to be fully deductible under section 162(m) until 2004 as a result of stockholder approval of the plan at the 1999 annual meeting of stockholders. In addition, if our stockholders adopt the merger agreement but do not approve the plan, the number of shares of common stock reserved for issuance under the plan and the limitations on awards of incentive stock options will not be increased, but we will otherwise amend and restate the plan so that it reads as set forth in Appendix E to this proxy statement.

      The primary objectives of the plan are:

•	to attract and retain the services of key employees; and

•	to further our interests and our stockholders’ interests by enhancing the proprietary and personal interests of key employees in our success and profitability.

      In accordance with these objectives, the plan is designed to enable our key employees to acquire or increase their ownership of our common stock. There are currently 2,800 persons eligible to participate in the plan. Currently, executive officers are awarded options and other stock-based awards under the 1998 Stock and Performance Incentive Plan only. As of June 30, 2001, the following options and restricted stock awards were outstanding under the plan:

•	options to purchase 4.0 million shares of our Class A common stock at a weighted average price of $23.00, all of which shares were subject to vested options; and

•	options to purchase 8.3 million shares of our Class B common stock at a weighted average price of $25.66, of which 3.9 million shares were subject to vested options.

      Our board of directors believes that the plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares of common stock reserved for issuance under the plan.

      Currently, shares of Class A common stock and Class B common stock are reserved for issuance under the plan. If Proposal 1 is approved, all shares issuable under grants made under the plan will consist of new common stock.

Recommendation of the Board of Directors

      Our board of directors recommends that the stockholders vote “FOR” the approval of our 1998 Key Employee Stock Performance Plan, as amended and restated.

Summary of Our 1998 Key Employee Stock Performance Plan

      The following summary of our 1998 Key Employee Stock Performance Plan is qualified by reference to the full text of the plan, which, as amended and restated, is attached as Appendix E to this proxy statement.

      All key employees are eligible for awards under the plan. Awards may also be granted to individuals whom the compensation committee expects to become key employees within six months of the date of grant, with the award being subject to the individual actually becoming an employee within that time period and to any other terms and conditions established by the committee. Key employees are selected to participate in the plan through the grant of awards by the compensation committee in its sole discretion.

      Subject to stockholder approval, we have reserved an additional 18.8 million shares of common stock (for a total of 37.6 million shares of common stock) for issuance in connection with the plan. As of June 30, 2001, there were approximately 18.8 million shares reserved for issuance. If stockholders approve the plan, as amended and restated, of the 37.6 million shares reserved for issuance under the plan, the number of shares of common stock available for incentive stock options will be increased from six million shares to 12 million shares. The number of shares authorized to be issued under the plan is also subject to adjustment for stock splits, stock dividends, recapitalizations, mergers or similar corporate events.

      Our compensation committee determines the type or types of awards made under the plan and designates the employees who are to be the recipients of such awards. Awards are embodied in award agreements, which contain such terms, conditions and limitations as determined by the compensation committee. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights under the plan or any of our other employee plans or any of our subsidiaries’ employee plans. An award may provide for the grant or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award. At the discretion of the compensation committee, an employee may be offered an election to substitute an award for another award or awards of the same or different type. Upon the termination of employment by an employee, any unexercised, deferred, unvested or unpaid awards will be treated as set forth in the applicable award agreement.

      A stock option granted under the plan may consist of either an incentive stock option or nonqualified stock option. Incentive stock options and nonqualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the plan that apply only on specified corporate events, the exercise price of an option granted under the plan may not be decreased. Subject to limitations, the terms, conditions and limitations applicable to any stock options, including the term of any stock options and the date or dates upon which they become exercisable, will be determined by the compensation committee.

      A stock appreciation right, or SAR, may be granted under the plan to the holder of a stock option with respect to all or a portion of the shares of common stock subject to the stock option or may be granted separately. The terms, conditions and limitations applicable to any SARs, including the term of any SARs and the date or dates upon which they become exercisable, will be determined by the compensation committee.

      The plan provides that no participant may be granted, during any calendar year, awards that are exercisable for more than 200,000 shares of common stock.

      Unless otherwise provided in an award agreement, in the event of a “change in control” of Conoco, awards held by a participant that were not previously vested or exercisable become fully vested and exercisable and generally remain exercisable for the remainder of their term if the participant is still in the service of Conoco at the time of the change in control.

      The plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Security Act of 1974, as amended.

Awards Granted

      The allocation of awards in 2001 under the plan for participants is not currently determinable since allocation is dependent on future decisions of the compensation committee in its sole discretion, subject to applicable provisions of the plan.

ADDITIONAL INFORMATION ABOUT THE PLANS

Administration of the Plans

      The compensation committee administers our 1998 Stock and Performance Incentive Plan and 1998 Key Employee Stock Performance Plan. The committee has full and exclusive power to administer the plans and take all actions specifically contemplated by the plans or necessary or appropriate in connection with their administration. The compensation committee has the full and exclusive power to interpret the plans and to adopt such rules, regulations and guidelines for carrying out the plans as the committee may deem necessary or proper in keeping with their objectives. The compensation committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award granted under the plans, waive any restriction or other provision of the plans or in any award granted under the plans or otherwise amend or modify any award granted under the plans in any manner that is either not adverse to the employee holding the award or consented to by the employee. The compensation committee may delegate to our chief executive officer and other senior officers its duties under the plans. The committee also may engage or authorize the engagement of third-party administrators to carry out administrative functions under the plans. The compensation committee may also correct any defect or supply any omission or reconcile any inconsistency in the plans or in any award granted under the plans. Any decision of the compensation committee in the interpretation and administration of either of the plans shall be within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

Federal Income Tax Consequences of the Plans

      The following is a discussion of material U.S. federal income tax consequences to participants in the plans. This discussion is based on statutory provisions, Treasury regulations thereunder, judicial decisions and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This discussion does not purport to be complete, and does not cover, among other things, state, local or foreign tax treatment of participation in either of the plans. Furthermore, differences in participants’ financial situations may cause federal, state and local tax consequences of participation in either of the plans to vary.

      Participants will not realize taxable income upon the grant of a nonqualified stock option or SAR. Upon the exercise of a nonqualified stock option or SAR, the employee or nonemployee director will recognize ordinary income, subject, in the case of employees, to tax withholding by Conoco, in an amount equal to the excess of the amount of cash and the fair market value on the date of exercise of the common stock received over the exercise price, if any, paid therefor. The employee or nonemployee director will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

      Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

      Upon the disposition of stock received upon exercise of an incentive stock option that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option, or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party, exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition, in the case of an arm’s-length disposition to an unrelated party, such excess would ordinarily constitute a capital loss.

      We are generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, we will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

      An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the employee receives common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

      An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. A participant’s tax basis in the common stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

      Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

SECURITIES OWNERSHIP

      The following table sets forth certain information regarding the beneficial ownership as of July 1, 2001 of shares of Class A and Class B common stock by (1) each person or entity known to us to be a beneficial owner of 5% or more of either class of our voting securities, (2) each director, (3) each executive officer named in the Summary Compensation Table under the caption “Compensation of Executive Officers and Directors” below and (4) all directors and executive officers as a group.

Principal Stockholders Table

	Class A Common Stock		Class B Common Stock

	Number of	Percent	Number of	Percent
Name and Address	Shares(1)(2)	of Class	Shares(3)(4)	of Class

AXA Financial, Inc. and related entities(5)	14,804,276	7.9%	—	—
1290 Avenue of the Americas
New York, New York 10104

Barrow, Hanley, Mewhinney & Strauss(6)	13,821,800	7.4	—	—
One McKinney Plaza
3232 McKinney Avenue
15th Floor
Dallas, Texas 75204

Capital Research and Management Company(7)	10,172,300	5.4	—	—
333 South Hope Street
Los Angeles, California 90071

FMR Corp.(8)	—	—	70,809,603	16.2%
82 Devonshire Street
New York, New York 10004

Putnam Investments, LLC. and related entities(9)	10,837,570	5.8	—	—
One Post Office Square
Boston, Massachusetts 02109

Scudder Kemper Investments, Inc.(10)	11,156,810	6.0	—	—
345 Park Avenue
New York, New York 10154

Vanguard Windsor Funds— Vanguard Windsor II Fund(11)	11,981,000	6.4	—	—
P.O. Box 2600
Valley Forge, Pennsylvania 19482

Archie W. Dunham(12)	3,261,759	1.7	2,267,738	*

Kenneth M. Duberstein	—	—	9,921	*

Charles C. Krulak	—	—	8,787	*

Ruth R. Harkin(13)	13,794	*	3,764	*

Frank A. McPherson	14,431	*	4,990	*

William K. Reilly	11,762	*	6,904	*

William R. Rhodes	55,744	*	3,764	*

A. R. Sanchez, Jr.	—	—	7,532	*

Franklin A. Thomas	10,744	*	5,583	*

Gary W. Edwards	1,530,217	*	305,951	*

Robert E. McKee III(14)	1,278,081	*	319,189	*

Jimmy W. Nokes(15)	665,260	*	252,182	*

Robert W. Goldman(16)	410,851	*	124,585	*

Directors and executive officers as a group (16 persons)	8,160,860	4.2	3,570,246	*

*	Less than one percent.

(1)	Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Non-employee Directors, the following number of which may be voted or sold only upon passage of time: Mr. Dunham— 229,910; Ms. Harkin— 5,213; Mr. McPherson— 6,400; Mr. Reilly— 6,231; Mr. Rhodes— 5,213; Mr. Thomas— 5,213; and Mr. Edwards— 103,111.

(2)	Includes beneficial ownership of the following number of shares of Class A common stock which may be acquired within 60 days of July 1, 2001 through stock options awarded under compensation plans: Mr. Dunham— 2,884,372; Ms. Harkin— 5,531; Mr. McPherson— 5,531; Mr. Reilly— 5,531; Mr. Rhodes— 5,531; Mr. Thomas— 5,531; Mr. Edwards— 1,316,789; Mr. McKee— 1,224,315; Mr. Nokes— 641,671; and Mr. Goldman— 392,971. Of such options, the following number are subject to stock price hurdles which have not yet been met: Mr. Dunham— 392,846; Mr. Edwards— 182,324; Mr. McKee— 173,427; Mr. Nokes— 115,938; and Mr. Goldman— 52,562.

(3)	Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Non-employee Directors, the following number of which may be voted or sold only upon passage of time: Mr. Dunham— 95,457; Mr. Duberstein— 8,491; Mr. Krulak— 7,357; Ms. Harkin— 2,334; Mr. McPherson— 2,334; Mr. Reilly— 5,474; Mr. Rhodes— 2,334; Mr. Sanchez— 6,102; Mr. Thomas— 4,153; Mr. Edwards— 18,335; Mr. McKee— 19,630; and Mr. Nokes— 31,114.

(4)	Includes beneficial ownership of the following number of shares of Class B common stock which may be acquired within 60 days of July 1, 2001 through stock options awarded under compensation plans: Mr. Dunham— 2,105,900; Mr. Duberstein— 1,430; Mr. Krulak— 1,430; Ms. Harkin— 1,430; Mr. McPherson— 1,430; Mr. Reilly— 1,430; Mr. Rhodes— 1,430; Mr. Sanchez— 1,430; Mr. Thomas— 1,430; Mr. Edwards— 223,500; Mr. McKee— 235,300; Mr. Nokes— 194,800; and Mr. Goldman— 111,500. Of such options, the following number are subject to stock price hurdles which have not yet been met: Mr. Dunham— 1,400,000.

(5)	Based on a Schedule 13G filed with the SEC on February 12, 2001 by AXA Financial, Inc. on behalf of itself, AXA, which beneficially holds a majority interest in AXA Financial, Inc., and the four companies organized under French law, as a group, acting as the parent holding company of AXA, consisting of AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle. Includes 14,784,276 shares beneficially owned by AXA Financial, Inc. through the control of Alliance Capital Management L.P. and 20,000 shares beneficially owned by AXA National Mutual— Australia, a subsidiary of AXA.

(6)	Based on a Schedule 13G filed with the SEC on February 9, 2001. Barrow, Hanley, Mewhinney & Strauss has sole voting power with respect to 1,204,500 shares, shared voting power with respect to 12,617,300 shares and sole dispositive power with respect to 13,821,800 shares.

(7)	Based on a Schedule 13G/ A filed with the SEC on February 9, 2001. Capital Research and Management Company is deemed to be the beneficial owner of these shares as a result of acting as an investment advisor to various investment companies.

(8)	Based on a Schedule 13G/ A filed with the SEC on May 10, 2001 by FMR Corp. on behalf of itself, Mr. Edward C. Johnson, chairman of FMR Corp., Ms. Abigail P. Johnson, a director of FMR Corp., and Fidelity Management and Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. Includes 66,100,819 shares beneficially owned by Fidelity, which acts as an investment advisor to various registered investment companies (the “Fidelity Funds”), 2,822,017 shares beneficially owned by Fidelity Management and Trust Company (“FMT”), a wholly owned subsidiary of FMR, and 1,886,767 shares beneficially owned by Fidelity International Limited

(“FIL”), a company of which Mr. Johnson is the chairman, although FMR disclaims beneficial ownership of shares owned by FIL. Each of Mr. Johnson and FMR Corp., through the control of Fidelity and FMT, has sole power to dispose of 68,922,836 shares and sole voting power with respect to 2,421,817 shares. Each of the Fidelity Funds’ boards of trustees has voting power over the shares held by each fund. Mr. Johnson and Ms. Johnson, who together own 36.5% of the outstanding voting stock of FMR Corp., may be deemed to be part of a controlling group with respect to FMR Corp.

(9)	Based on Schedule 13G/ A filed with the SEC on February 15, 2001 by Putnam Investments, LLC. (“PI”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), on behalf of itself, MMC, Putnam Investment Management, LLC. (“PIM”) and The Putnam Advisory Company, LLC. (“PAC”). Consists of 9,128,690 shares beneficially owned by PIM and 1,708,880 shares beneficially owned by PAC, both wholly owned registered investment advisors of PI. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual funds’ trustees have voting power over shares held by each fund, and PAC has shared voting power over the shares held by institutional clients. The address of MMC is 1166 Avenue of the Americas, New York, New York 10036.

(10)	Based on a Schedule 13G/ A filed with the SEC on February 14, 2001. Scudder Kemper Investments, Inc. has sole voting power with respect to 9,198,253 shares, shared voting power with respect to 1,889,227 shares and sole dispositive power with respect to 9,420,183 shares.

(11)	Based on a Schedule 13G filed with the SEC on February 14, 2001. Vanguard Windsor Funds— Vanguard Windsor II Fund has sole voting power and shared dispositive power with respect to such shares.

(12)	Includes 10,000 shares of Class A common stock and 40,556 shares of Class B common stock held in Dunham Management Trust, a revocable grantor trust.

(13)	Includes 50 shares of Class A common stock owned by Ms. Harkin’s daughter.

(14)	Includes 36,802 shares of Class A common stock and 43,220 shares of Class B common stock owned by the McKee Family Trust and 200 shares of Class A common stock and 982 shares of Class B common stock owned by Mr. McKee’s son.

(15)	Includes 413 shares of Class B common stock owned by Mr. Nokes’s daughter.

(16)	Includes 1,471 shares of Class B common stock owned by Mr. Goldman’s wife and 245 shares of Class B common stock owned by Mr. Goldman’s son.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

      The following table provides information about the compensation of our chief executive officer and four other most highly compensated executive officers at the end of 2000 (the “Named Officers”). Two additional tables provide detailed information about the employees’ stock options.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

						Shares
				Other		Underlying
Name and				Annual	Restricted Stock	Options	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Granted(4)	Compensation(5)

Archie W. Dunham	2000	$1,200,000	$3,000,000	$124,168	$750,019	705,900	$130,583
Chairman, President	1999	1,100,040	3,500,000	148,324	–	1,400,000	66,002
and Chief Executive	1998	901,261	1,300,000	29,946	1,100,090	1,693,040	51,750
Officer

Gary W. Edwards	2000	593,200	1,019,000	25,670	–	235,539	63,835
Senior Executive	1999	560,080	1,293,000	22,038	–	–	33,492
Vice President,	1998	469,460	389,000	16,347	–	567,974	27,620
Corporate Strategy and Development

Robert E. McKee III	2000	547,000	1,049,000	29,888	400,031	235,300	58,753
Executive Vice	1999	511,000	1,330,000	17,990	–	–	30,540
President,	1998	418,775	372,000	30,573	–	561,677	24,563
Exploration Production

Jimmy W. Nokes	2000	467,200	752,000	24,975	400,031	196,647	49,975
Executive Vice	1999	360,480	432,000	2,325	–	–	21,629
President, Refining,	1998	302,160	257,000	4,065	–	270,208	17,870
Marketing, Supply and Transportation

Robert W. Goldman	2000	348,400	399,000	9,365	–	115,500	36,907
Senior Vice	1999	321,800	911,000	754	–	–	19,257
President, Finance,	1998	262,750	140,000	6,211	–	164,191	15,390
and Chief Financial Officer

(1)	Approximately 25% of 2000 and 1999 variable compensation (i.e., bonus) was paid in Class B common stock, and about 25% of 1998 variable compensation was paid in Class A common stock. Included in the 1999 bonus amounts are the following Special Compensation Awards in recognition of such individual’s contributions to the success of our initial public offering and split-off from DuPont: Mr. Dunham— $1,500,000; Mr. Edwards— $500,000; Mr. McKee— $500,000; Mr. Nokes— $15,000; and Mr. Goldman— $600,000. Mr. Nokes’ 1998 bonus amount includes a Special Compensation Award of $35,000 in recognition of his contributions to the success of our initial public offering.

(2)	As permitted by the rules of the SEC, this column excludes perquisites and other personal benefits for the Named Officer if the total incremental cost in a given year did not exceed the lesser of $50,000 or 10% of such officer’s combined salary and bonus for that year. Accordingly, for Mr. Dunham in 1998 and for Messrs. Edwards, McKee, Nokes and Goldman in all periods, the amounts shown exclude such perquisites and only represent reimbursements for the payment of taxes. Of the amounts shown for Mr. Dunham in 2000, $72,288 represents reimbursement for the payment of taxes, and $28,512 represents insurance premiums paid on Mr. Dunham’s behalf for his participation in the executive group life insurance program. Of the amounts shown for Mr. Dunham in 1999, $48,187 represents reimbursement for the payment of taxes, and $86,095 represents the approximate incremental cost to Conoco for Mr. Dunham’s personal use of company aircraft, which we required for security reasons.

(3)	Dividend equivalents on restricted stock units will be credited to each officer’s account in the form of additional stock units. The restricted stock units held by the Named Officers, as of December 31, 2000, had an aggregate value of $1,051,842 for Mr. Dunham and $561,012 for both Mr. McKee and Mr. Nokes, based on the closing price on the New York Stock Exchange on such date of $28.94. Mr. Dunham’s 1998 restricted stock unit grant and accumulated dividend equivalents vested in 2000.

(4)	For 2000 and 1999, options granted are for the purchase of Class B common stock. For 1998, options granted are for the purchase of Class A common stock. For Mr. Edwards and Mr. Nokes, the amounts shown include options to purchase 12,039 and 1,847 shares of Class A common stock respectively, representing reload options which were granted when a previously granted option was exercised.

(5)	2000 amounts consist of matching contributions and profit sharing made pursuant to our thrift plan and the following amounts credited under our savings restoration plan: Mr. Dunham— $113,300; Mr. Edwards— $46,552; Mr. McKee— $41,470; Mr. Nokes— $32,692; and Mr. Goldman— $19,624.

Option Grants Table

	Individual Option Grants in 2000					Potential Realizable
						Value at Assumed
	Number of		Percent of			Annual Rates of Stock
	Shares		Total			Appreciation for Option
	Underlying		Options			Term (2)
	Options		Granted	Exercise	Expiration
Name	Granted		in 2000	Price(1)	Date	5%	10%

Archie W. Dunham	705,900	(3)	10.92%	$21.25	02/07/10	$9,433,648	$23,906,735

Gary W. Edwards	223,500	(3)	3.46%	21.25	02/07/10	2,986,854	7,569,275
	4,013	(4)	0.06%	24.91	01/28/02	8,545	17,416
	4,013	(4)	0.06%	24.91	01/26/03	13,948	28,992
	4,013	(4)	0.06%	24.91	03/03/04	19,932	42,691

Robert E. McKee III	235,300	(3)	3.64%	21.25	02/07/10	3,144,549	7,968,905

Jimmy W. Nokes	194,800	(3)	3.01%	21.25	02/07/10	2,603,307	6,597,292
	1,847	(4)	0.03%	24.34	01/28/02	3,776	7,697

Robert W. Goldman	111,500	(3)	1.73%	21.25	02/07/10	1,490,086	3,776,171

(1)	The exercise price is the average of the high and low prices of our common stock as reported on the New York Stock Exchange on the date of the grant.

(2)	Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10%, compounded annually for the term of the options.

(3)	Represents options to purchase Class B common stock. These stock options vest in one year and have a term of 10 years. These options become exercisable when the closing price per share of the Class B common stock on the New York Stock Exchange equals or exceeds $26.50 for a period of five consecutive days, which occurred during 2000. Reload rights are attached to these options.

(4)	Represents reload options to purchase Class A Common Stock granted when a previously held option was exercised by tendering stock already owned. The number of reload options granted is equal to the number of shares tendered in payment of the option exercise price. The exercise price of a reload option is the average of the high and low prices of our Class A common stock as reported on the New York Stock Exchange on the date of exercise of the previously held option. Reload options become exercisable six months from the date of grant and have a term equal to the remaining term of the previously held option. Shares acquired as a result of the reload exercise may not be sold for two years.

Option Exercises Table

(Aggregated Option Exercises in Last Fiscal Year

and Year-end Option Values)

			Number of Shares
			Underlying			Value of Unexercised
	Shares		Unexercised Options at			In-the-Money Options
	Acquired		December 31, 2000(2)			at December 31, 2000 (3)
	on	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable		Exercisable	Unexercisable

Archie W. Dunham	145,462	$2,833,038	2,361,944	3,497,862	(4)	$30,081,341	$18,334,585

Gary W. Edwards	146,568	2,581,131	1,251,134	595,151	(5)	16,409,477	4,561,660

Robert E. McKee III	—	—	1,145,605	595,955	(6)	14,692,110	4,553,854

Jimmy W. Nokes	11,662	195,693	524,838	400,810	(7)	6,170,309	3,136,013

Robert W. Goldman	—	—	327,358	218,795	(8)	4,095,572	1,678,825

(1)	Represents the pre-tax gain, which is the difference between the market value of the shares on the date of exercise of the options and the exercise price.

(2)	Unless otherwise indicated, shares underlying exercisable and unexercisable options represent shares of Class A common stock.

(3)	Represents the closing price for our Class A and Class B common stock on December 31, 2000 of $28.63 and $28.94, respectively, less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than such closing price. Exercisable options have been held at least one year from the date of grant and have met any other requirements for vesting and exercisability, such as stock price hurdles. Unexercisable options have not met the applicable vesting schedules, exercisability requirements, or stock price hurdles.

(4)	Includes options to purchase 1,391,962 shares of Class A common stock and options to purchase 2,105,900 shares of Class B common stock.

(5)	Includes options to purchase 371,651 shares of Class A common stock and options to purchase 223,500 shares of Class B common stock.

(6)	Includes options to purchase 360,655 shares of Class A common stock and options to purchase 235,300 shares of Class B common stock.

(7)	Includes options to purchase 206,010 shares of Class A common stock and options to purchase 194,800 shares of Class B common stock.

(8)	Includes options to purchase 107,295 shares of Class A common stock and options to purchase 111,500 shares of Class B common stock.

Retirement Benefits

      Retirement benefits for our employees are provided under the Retirement Plan of Conoco Inc., and are based on an employee’s years of service and average monthly pay during the employee’s three highest paid years. “Average monthly pay” for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). The Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits in excess of these limitations are paid from our general revenues under separate, nonfunded pension restoration plans.

      The table below illustrates the straight-life annuity amounts payable under our retirement plan and retirement restoration plans to our employees retiring at age 65 in 2000. These amounts reflect an offset based on Social Security benefits. The current years of service credited for retirement benefits for the Named Officers are as follows: 34 years for Archie W. Dunham; 36 years for Gary W. Edwards; 32 years for Robert E. McKee III; 28 years for Jimmy W. Nokes; and 35 years for Robert W. Goldman.

Pension Plan Table

	Estimated Annual Retirement Benefits on Service of:

Salary and Variable Compensation	25 Years	30 Years	35 Years	40 Years	45 Years

$ 700,000	$273,000	$328,000	$383,000	$439,000	$495,000

1,450,000	573,000	688,000	803,000	919,000	1,035,000

2,200,000	873,000	1,048,000	1,223,000	1,399,000	1,575,000

2,950,000	1,173,000	1,408,000	1,643,000	1,879,000	2,115,000

3,700,000	1,473,000	1,768,000	2,063,000	2,359,000	2,665,000

4,450,000	1,773,000	2,128,000	2,483,000	2,839,000	3,195,000

Severance Arrangements

      On October 19, 2000, Conoco and Mr. Dunham agreed to certain changes to Mr. Dunham’s employment agreement that had been previously entered into on May 10, 1998 and amended on August 17, 1999. The modified employment agreement has a term that expires on December 20, 2003. The agreement provides that Mr. Dunham is entitled to an annual base salary, subject to annual reviews and increases, bonuses and long-term equity-based compensation that are competitive with industry practices, and participation in the most favorable incentive, retirement, welfare and other benefits we offer to our senior executives.

      During the term of the agreement, Mr. Dunham has agreed not to terminate his employment within six months following a “change of control,” as defined in the agreement. The agreement provides that if, during the term of the agreement, Mr. Dunham’s employment is terminated under any of the following circumstances:

•	by Mr. Dunham or Conoco for any reason within 30 days following the expiration of six months after a change in control;

•	by Mr. Dunham at any time for “good reason,” as defined in the agreement; or

•	by Conoco at any time other than for cause or by reason of Mr. Dunham’s death or disability;

then Mr. Dunham will be entitled to the following:

•	a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination and the salary and bonus that would have been payable to him through the three years following the date of termination of his employment, based on his then current salary and an annual bonus equal to the average of the two highest annual bonus awards to Mr. Dunham in the three fiscal years preceding termination;

•	welfare and other benefits continuation through the three years following the date of termination of his employment plus a sum in cash, undiscounted, equal to the additional retirement benefit he would have accrued if he had remained employed for three years following the date of termination of his employment;

•	grants of options, restricted stock and other compensatory awards Mr. Dunham would have received had his employment continued through the third anniversary following the date of termination of his employment, based upon grants of options and restricted stock and other compensatory awards received by Mr. Dunham in the preceding three years;

•	vesting of, and termination of restrictions on, any unvested equity or performance-based awards;

•	if a change of control precedes termination of employment, or occurs within one year following termination, at Mr. Dunham’s request, the cash value of his equity-based compensatory awards based on the highest price per share paid by specified persons during the six-month period prior to the date of the change of control, less any applicable exercise price; and

•	until the earlier of Mr. Dunham’s death or the expiration or exercise of all his Conoco stock options, at no cost to him, the financial and tax planning and life insurance benefits afforded during employment.

If Mr. Dunham’s employment is terminated under circumstances described above following or in contemplation of a change of control, for three years Mr. Dunham will be maintained as Chairman of the Board and receive as compensation for service as Chairman (i) an annual cash payment of $1,000,000, (ii) participation in the Director’s Charitable Gift Program and (iii) participation in welfare benefit plans and fringe benefits arrangements applicable as if Mr. Dunham had remained employed. In addition, Mr. Dunham will participate in the same comprehensive security program applicable during his service as Chief Executive Officer and coverage by our domestic relocation policy will continue with respect to a single relocation. If we do not maintain Mr. Dunham as Chairman, he will receive the compensation and benefits described herein, except that the total unpaid cash payments shall be paid immediately without discount.

      If Mr. Dunham’s employment is terminated by Conoco for cause or by Mr. Dunham for any reason other than good reason, in each case other than during the 30-day period following six months after a change of control, or if Mr. Dunham’s employment is terminated by reason of his death or disability, then he or his estate will receive a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination. If Mr. Dunham remains employed until December 20, 2003, upon any termination of his employment thereafter he is entitled to vesting of, and termination of restrictions on, any unvested equity or performance-based award.

      Mr. Dunham will also be entitled to receive an additional payment sufficient to compensate him for the amount of any excise tax imposed on payments made under the agreement or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment.

      We have established the Conoco Inc. Key Employee Severance Plan that covers our key employees, including the Named Officers. Benefits payable under the plan are reduced by amounts payable pursuant to any other severance plan, policy, or program of Conoco. The Key Employee Severance Plan provides that if the employment of a participant in the plan is terminated

•	within two years of a “change in control” of Conoco; or

•	after a “potential change in control” of Conoco but prior to a change in control, whether or not a change in control ever occurs, in either case by Conoco other than for “cause,” or by the participant for “good reason,” as such terms are defined in the plan, the participant will be entitled to:

(a) a lump sum severance payment equal to one-and-one-half, two, or three times the sum of the employee’s base salary, previous year’s bonus, and economic equivalent of the previous year’s stock option award;

(b) the present value of the increase in retirement benefits resulting from the crediting of an additional one-and-one-half, two, or three years to the employee’s number of years of age and service under the applicable retirement plan;

(c) 36 months of welfare benefits continuation;

(d) a pro rata portion of the annual bonus for which the employee is eligible in the year of termination; and

(e) if necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payments made under the plan or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on this additional payment.

      Prior to October 19, 2005, the Key Employee Severance Plan may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee’s written consent. Amounts payable under the plan will be in lieu of any payments or benefits that may be payable to the severed employee under any other plan, policy or program of Conoco relating to severance.

      We also have established a revocable trust that may hold assets set aside to fund our obligations under certain of our benefit programs as well as the trustee’s expenses incurred in disputes concerning obligations to the trust. In the event of a change in control of Conoco, the trust becomes irrevocable and we are obligated to immediately contribute to the trust the cost of the benefit programs.

Directors

      Directors who are our employees receive no additional compensation for serving on the board of directors. Upon election to the board, nonemployee directors receive a grant of restricted stock units with an aggregate value on the date of grant equal to $100,000. On an annual basis, nonemployee directors receive a fee of $50,000 per year, and a grant of restricted stock units with an aggregate value on the grant date of $50,000.

      Restricted stock units representing common stock are awarded pursuant to the terms of the 1998 Stock and Performance Incentive Plan of Conoco Inc. Shares underlying restricted stock units granted to directors upon initial election to the board may not be sold or voted for a period of five years. Dividend equivalents in the form of additional units are credited during this period. Restricted stock units granted upon initial election to the board become vested at a rate of 20% of the grant per year of completed board service following the award. Shares underlying restricted stock units that are granted annually to directors may not be sold or voted for a period of three years, but dividend equivalents in the form of additional units are credited during such period. Restricted stock units which are annually awarded vest immediately upon grant.

      Directors are expected to own stock with a value equivalent to two times their annual fee and grant of restricted stock units, or $200,000 at current grant levels. Existing board members are expected to achieve this level of stock ownership by October 2002. Future directors will have three years from their initial election to the board to achieve this level of stock ownership. Actual shares of stock, restricted stock units, and deferred stock units owned individually or jointly can be counted in satisfying stock ownership guidelines. Unexercised stock options may not be used to satisfy director stock ownership guidelines.

      Pursuant to the terms of Conoco’s Deferred Compensation Plan for Nonemployee Directors, which was established under the 1998 Stock and Performance Incentive Plan, awards of restricted stock units are deferred and annual fees may be deferred. An election to defer must generally be made prior to the commencement of the fiscal year in which it will be earned. Once made for a particular award, the election is generally irrevocable. The deferred amounts are deemed to be invested, pursuant to the election of the director, in common stock or in an interest-bearing account. Deferrals under the plan are unfunded.

      Each deferral election will indicate the time (either on the date of termination of service as a director or on the date that is five years following such date) and form of payment for the amounts to be deferred. Distributions to the director for deferrals into stock units will be made in common stock and distributions for deferrals into an interest bearing account will be made in cash. Such distribution will be made at the time irrevocably selected on the deferral form, or, in the event of the director’s death, to the director’s designated beneficiary. Upon a change in control of Conoco, at the director’s election, all deferred amounts (including deferred restricted stock units) may be paid in full.

      All directors are eligible to participate in the Directors’ Charitable Gift Plan, which provides that, upon a director’s death, we will make a donation in an amount equal to $200,000 per year for five years to the tax-exempt educational institutions or charitable organizations recommended by such director and approved by us. Each director will be fully vested in the Directors’ Charitable Gift Plan after completing one year of service as director. We may fund the Directors’ Charitable Gift Plan through, among other vehicles, the purchase of life insurance policies on the lives of the directors. We will be the beneficiary of and will own such policies. Directors derive no personal financial or tax benefit from the Directors’ Charitable Gift Plan because the charitable, tax-deductible donations and insurance proceeds, if any, accrue solely to our benefit.

      Directors receive a fee of $1,000 for each board or committee meeting attended. In addition, a board member who serves as chairman of a standing committee receives a supplement of $5,000 annually.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals for the 2002 Annual Meeting

      In order to be included in the proxy material for the 2002 annual meeting, we must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before November 26, 2001, directed to our Corporate Secretary at Conoco Inc., 600 North Dairy Ashford, Houston, Texas 77079.

Advance Notice Required for Stockholder Nominations and Proposals

      Our bylaws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2002 annual meeting, the bylaws require that written notice of director nominations by stockholders be delivered to our Corporate Secretary at our executive offices no earlier than January 8, 2002, and no later than February 7, 2002. The written notice must set forth for each person whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation or employment of such person;

•	the number of shares of each class of capital stock of Conoco beneficially owned by such person; and

•	the written consent of such person to have such person’s name placed in nomination at the meeting and to serve as a director if elected.

      The stockholder giving the notice must also include:

•	the name and address, as they appear on Conoco’s books, of such stockholder;

•	the number of shares of each class of voting stock of Conoco that are then beneficially owned by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

      In the case of other proposals by stockholders for the 2002 annual meeting, the bylaws require that written notice be delivered to our Corporate Secretary at our executive offices no earlier than January 8, 2002, and no later than February 7, 2002. The stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of Conoco which are owned beneficially or of record by such stockholder;

•	a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      A copy of our bylaws setting forth the requirements of the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from our Corporate Secretary at Conoco Inc., 600 North Dairy Ashford, Houston, Texas 77079.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions.

      We have based the forward-looking statements relating to the expected benefits of the merger on our current expectations, estimates and projections about Conoco and the market for our common stock. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Any differences could result from a variety of factors, including the volatility of the market for our common stock, the trading price of our new common stock and the tax treatment of the merger.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and between

CONOCO INC.

and

CONOCO DELAWARE I, INC.

A-i

AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 17, 2001 and amended and restated in its entirety as of July 31, 2001 is by and between Conoco Inc., a Delaware corporation (the “Company”), and Conoco Delaware I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

RECITALS

           WHEREAS, the parties hereto desire to merge Merger Sub with and into the Company (the “Merger”), with the Company surviving, pursuant to which each outstanding share of Class A common stock, par value $.01 per share, of the Company (“Class A Common Stock”) and each outstanding share of Class B common stock, par value $.01 per share, of the Company (“Class B Common Stock”) will be converted into one share of the new, single class of common stock, par value $.01 per share, of the Company (“New Common Stock”);

           WHEREAS, the respective Boards of Directors of the Company and Merger Sub have determined that the Merger, in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders, and, by resolutions duly adopted, have approved and adopted this Agreement and the Merger;

           NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

THE MERGER

           Section 1.1    The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the “DGCL”).

           Section 1.2     Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the Merger set forth in Article 5, if this Agreement shall not have been terminated as provided in Article 6, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL to be properly executed and filed in accordance therewith. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Secretary of State”) in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).

ARTICLE 2

CERTIFICATE OF INCORPORATION AND BYLAWS

OF THE SURVIVING CORPORATION

           Section 2.1     Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto; and, as so amended, that Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

           Section 2.2    Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended in accordance with the provisions thereof and applicable law.

ARTICLE 3

DIRECTORS AND OFFICERS OF THE

SURVIVING CORPORATION

           Section 3.1     Directors of Surviving Corporation. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

           Section 3.2     Officers of Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE 4

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS

           Section 4.1    Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of Class A Common Stock and each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (including, for purposes of this Section 4.1(a), shares of Class A Common Stock and Class B Common Stock held in the treasury of the Company) shall automatically be converted into one validly issued, fully paid and non-assessable share of New Common Stock. Fractional shares of Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into an equal number of validly issued, fully paid and non-assessable fractional shares of New Common Stock.

(b) Each share of common stock, par value $.01 per share, of Merger Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

           Section 4.2     Certificates Representing Class A Common Stock and Class B Common Stock.

           (a)    From and after the Effective Time, each outstanding certificate which prior to the Effective Time represented shares of Class A Common Stock or Class B Common Stock (collectively, “Certificates”) shall be deemed for all purposes to evidence ownership of, and to represent, the shares of New Common Stock into which the shares of Class A Common Stock or Class B Common Stock represented by such Certificate have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agent of any such Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to the Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of New Common Stock evidenced by such Certificate as above provided.

           (b)    Following the Effective Time, each holder of record of one or more Certificates may, but shall not be required to, surrender any Certificate for cancellation to the Company or its transfer agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of New Common Stock which such holder has the right to receive pursuant to the provisions of this

Article 4, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Class A Common Stock or Class B Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of New Common Stock may be issued to such a transferee if the Certificate representing such shares of Class A Common Stock or Class B Common Stock is presented to the Company or its transfer agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

           (c)    At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Class A Common Stock or Class B Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company or its transfer agent, the presented Certificates shall be canceled and exchanged for certificates for shares of New Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

           (d)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the transfer agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate or certificates representing shares of New Common Stock deliverable in respect thereof pursuant to this Article 4.

ARTICLE 5

CONDITIONS

           Section 5.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment of the following conditions:

(a) This Agreement shall have been adopted by (i) the affirmative vote of a majority of the combined voting power of the issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, (ii) the affirmative vote of a majority of the voting power of the issued and outstanding shares of Class B Common Stock entitled to vote thereon, voting as a separate class, and (iii) the Company, as sole stockholder of Merger Sub.

(b) Neither of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

(c) All filings, consents, approvals, authorizations, qualifications, and orders of governmental authorities and other third parties, and the satisfaction of all other requirements that are necessary, in the opinion of the Company, for the consummation of the Merger and other transactions contemplated by this Agreement shall have been obtained, other than the filing of the Certificate of Merger with the Secretary of State.

(d) The New York Stock Exchange shall have approved the listing of the shares of New Common Stock issuable pursuant to this Agreement.

ARTICLE 6

TERMINATION

           Section 6.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or the sole stockholder of Merger Sub of matters presented in connection with this Agreement, by action of the Board of Directors of the Company.

           Section 6.2    Effect of Termination. In the event of termination of this Agreement, as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Merger Sub, other than the provisions of this Section 6.2 and Article 7.

           Section 6.3    Waiver. At any time prior to the Effective Time, each party may, to the extent legally allowed, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 7

GENERAL PROVISIONS

           Section 7.1     Successors; Binding Effect; Benefit. This Agreement shall be binding on the successors of the Company and Merger Sub. Nothing in this Agreement is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

           Section 7.2    Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by the parties hereto.

           Section 7.3     Amendments. This Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of the Company or the sole stockholder of Merger Sub of matters presented in connection with the Merger; provided, however, that after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

           Section 7.4     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

           Section 7.5     Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

           Section 7.6     Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

           Section 7.7     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

           IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of July 31, 2001.

CONOCO INC.

By:	/s/ Archie W. Dunham ______________________________________ Archie W. Dunham Chairman, President and Chief Executive Officer

CONOCO DELAWARE I, INC.

By:	/s/ Robert W. Goldman ______________________________________ Robert W. Goldman President

APPENDIX B

RESTATED CERTIFICATE OF INCORPORATION

of
CONOCO INC.

           FIRST: The name of the Corporation is Conoco Inc. (hereinafter the “Corporation”).

           SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

           THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

           FOURTH: A.  Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 4,850,000,000 (four billion eight hundred fifty million) of which (i) 4,600,000,000 (four billion six hundred million) shares shall be shares of Common Stock, par value $.01 per share (the “Common Stock”), and (ii) 250,000,000 (two hundred and fifty million) shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

           B.    Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series the voting powers (if any) and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

           C.    Common Stock.

           (1)    Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation (“Certificate of Incorporation”), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

           (2)    (a)  At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders.

           (b)    The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH or Article EIGHTH or any provision of this paragraph (C)(2)(b). “Voting Stock” shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

           (c)    Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock are entitled.

           (d)    At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum.

           (3)    In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

           (4)    (a) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided in this Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

           (b)    No stockholder shall be entitled to exercise any right of cumulative voting.

           FIFTH: A.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than 15 as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or by stockholders if such vacancy was caused by the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof).

           Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

           B.    Any director or the entire Board of Directors may only be removed for cause, such removal to be by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), “cause” for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the

Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

           C.    The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           (1)    The By-Laws of the Corporation may be altered, amended or repealed and new By-Laws may be adopted (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Sections 3, 7, 10 or 11 of Article II of the By-Laws or Sections 1, 2 or 11 of Article III (in each case, as in effect on the date hereof) of the By-Laws or this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation.

           (2)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

           SIXTH: A.  In anticipation that the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors or officers, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, “Related Entities”), the provisions of this Article SIXTH are set forth to regulate and define certain contractual relations of the Corporation as they may involve directors, officers, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article SIXTH are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Article SIXTH shall not by reason thereof be deemed void or voidable or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the By-Laws, the DGCL and other applicable law.

           B.    No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and one or more of the directors or officers of the Corporation or any Related Entity or between the Corporation and any Related Entity shall be void or voidable solely for the reason that any Related Entity or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), or solely because his or their votes are counted for such purpose, and any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof), (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (d) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if:

(i) the material facts as to the contract, agreement, arrangement, transaction, amendment, modification or termination are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of Voting Stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is specifically approved in good faith by vote of the holders of a majority of the then outstanding Voting Stock not owned by the director or officer of the Corporation who is involved in the particular transaction being voted upon or by a Related Entity, as the case may be; or

(iii) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.

           C.    The director who is involved in the particular transaction being voted upon and directors of the Corporation who are also directors or officers of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Voting Stock owned by the director or officer of the Corporation who is involved in the particular transaction being voted upon or by Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction.

           D.    Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article SIXTH.

           E.    For purposes of this Article SIXTH, any contract, agreement, arrangement or transaction (or amendment, modification or termination thereof) with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

           SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

           EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman of the Board of Directors of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of such meeting shall be transacted at any special meeting.

           NINTH: A. In addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in paragraph (B) of this Article NINTH:

(i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

(ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

(iii) Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of shareholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of shareholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the Common Stock or Voting Stock Beneficially Owned by any Related Person or any Affiliate of any Related Person; or

(iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person,

shall require the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock and (y) not less than 66  2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person, with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the By-Laws of the Corporation or in any agreement with any national securities exchange or otherwise.

           B.    The provisions of paragraph (A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the By-Laws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (B)(i) and (B)(ii) are met:

(i) the cash, property, securities or other consideration to be received per share by each holder of any outstanding class or series of Voting Stock in the Business Combination is, with respect to each such class or series, either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding stock of such class or series of Voting Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares of Voting Stock; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this paragraph (B)(i); or

(ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person.

           In the case of any Business Combination with a Related Person to which paragraph (B)(ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

           A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

           C.    For purposes of this Article NINTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

           (i)    The term “Affiliate,” used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

           (ii)    The term “Associate,” used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

           (iii)    A Person shall be a “Beneficial Owner” of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 30, 1998. Stock shall be deemed “Beneficially Owned” by the Beneficial Owner or Owners thereof.

           (iv)    The term “Business Combination” shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph (A) of this Article NINTH.

           (v)    The term “Continuing Director” shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

           (vi)    The term “Fair Market Value” shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

           (vii)    The term “Highest Per Share Price” shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of any class or series of Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person’s Beneficially Owning 15% or more of such class or series of Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of such class or series of Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

           (viii)    The term “Person” shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

           (ix)    The term “Related Person” shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise.

           D.    Nothing contained in this Article NINTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

           E.    Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock voting together as a single class and (y) not less than 66  2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article NINTH.

           TENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

APPENDIX C

MORGAN STANLEY DEAN WITTER

1585 BROADWAY
NEW YORK, NEW YORK 10036

July 17, 2001

Board of Directors

Conoco Inc.
600 North Dairy Ashford
Houston, TX 77079

Members of the Board:

      We understand that Conoco (“Conoco” or the “Company”) and Conoco Delaware I, Inc., a wholly-owned subsidiary of Conoco (“Merger Sub”) proposes to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 9, 2001 (the “Merger Agreement”), which provides, among other things for creation of a single class of Conoco common stock through the merger (the “Merger”) of Merger Sub with and into Conoco. Pursuant to the Merger, each outstanding share of Class A Common Stock, par value $0.01 per share (the “Class A Stock”), and its Class B Common Stock, par value $0.01 per share (the “Class B Stock” together with the Class A Stock, the “Common Stock”), shall be converted into one share (the “Exchange Ratio”) of Conoco Common Stock, par value $0.01 per share (the “New Common Stock”).

      You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Class A Stock and Class B Stock.

      For the purposes of the opinion set forth herein, we have:

(i)	reviewed the reported prices and trading activity for the Class A Stock and the Class B Stock;

(ii)	discussed with management the rationale for the Merger and for the original creation of a dual class structure and certain information related thereto;

(iii)	compared the prices and trading activity of the Class A Stock and the Class B Stock with that of other comparable publicly traded companies with dual classes of stock;

(iv)	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;

(v)	reviewed the draft Merger Agreement and certain related documents; and

(vi)	conducted such other analyses and considered such other factors as we deemed appropriate.

      We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. In addition, we have assumed that the merger will be consummated in accordance with the terms set forth in the draft Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

C-1

MORGAN STANLEY DEAN WITTER

      We have acted as financial advisor to the Board of Directors of Conoco in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Conoco and have received fees for the rendering of these services.

      It should be understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. It should further be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not constitute an opinion as to the prices at which the New Common Stock, Class A Stock and Class B Stock of Conoco will actually trade at any time and our opinion does not address the relative fairness of the consideration to be received by such classes of stock. Furthermore, our opinion does not address the relative merits of the Merger compared to other business strategies being considered by, or available to, the Company’s Board of Directors, nor does it address the Board’s decision to proceed with the adoption of the Merger. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger.

      Based on and subject to the foregoing we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of Class A Stock and holders of Class B Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ MICHAEL J. DICKMAN

Michael J. Dickman
Managing Director

C-2

APPENDIX D

AMENDED AND RESTATED

1998 STOCK AND PERFORMANCE INCENTIVE PLAN
OF CONOCO INC.
(As Amended and Restated Effective           )

RECITALS

           Conoco Inc. (the “Company”) established the 1998 Stock and Performance Incentive Plan of Conoco Inc. (the “Plan”) effective October 16, 1998. Paragraph 5 specifies the number of shares of Common Stock with respect to which awards may be granted under the Plan. Paragraph 14 reserves to the Board the right to amend the Plan. Paragraph 16 provides that in the event of certain transactions, including a reorganization, the Board is authorized to (a) issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment or (b) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

           The Company intends to reclassify its Class A Common Stock and Class B Common Stock into a single class of new common stock (“Common Stock”) by merging Conoco Delaware I, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with and into the Company (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of July 17, 2001, between the Company and Merger Sub. In connection with the Merger and pursuant to their authority under Paragraph 14, the Board has authorized this amendment and restatement of the Plan to provide for the issuance of Awards with respect to the new class of Common Stock, such amendment and restatement to become effective upon the effective time of the Merger. In addition, in connection with the Merger and effective upon the effective time thereof, pursuant to its authority under Paragraph 16, the Board will substitute a new Award for each previously issued outstanding Award. The new Award will apply to a number of shares of Common Stock equal to the total number of shares of Conoco Class A Common Stock and Class B Common Stock for which the previously issued outstanding Award has not been exercised, and shall provide for the same exercise price and the same other terms and conditions as those applicable under the previously issued outstanding Award.

           Further, effective upon approval by the stockholders of the Company, the Board has authorized the Plan to be amended to increase the number shares of Common Stock available for Awards under the Plan.

           Now, therefore, the Company hereby amends and restates the Plan, effective as set forth in paragraph 20 hereof, to read as follows:

      1.        Plan. The Plan was adopted by the Company to reward certain corporate officers and key employees of Conoco Inc., certain independent contractors and nonemployee directors of Conoco Inc. by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of Conoco Inc.

      2.        Objectives. The purpose of this Amended and Restated 1998 Stock and Performance Incentive Plan of Conoco Inc. is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of Awards to key employees, independent contractors and directors who can contribute materially to the success and profitability of the Company and its Subsidiaries and to provide for issuance of Awards in connection with the “Option Program” under which certain existing DuPont awards were canceled at the election of the holders. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such employees, independent contractors and directors.

      3.        Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Annual Director Award Date” means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award, a Director Award or an Independent Contractor Award.

“Award Agreement” means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Chairman” means the Chairman of the Board as of the IPO Pricing Date.

“Change of Control” is defined in Attachment A.

“Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means, from and after the effective time of the Merger (as defined in the Recitals on page 1 of this Plan), Conoco common stock, par value $.01 per share. Prior to the effective time of the Merger, “Common Stock” means Class A Common Stock or Class B Common Stock, as appropriate.

“Company” means Conoco Inc., a Delaware corporation.

“Director Amendment Date” means October 1, 2000, the date as of which the Plan was amended to reflect a change in the compensation structure for Nonemployee Directors.

“Director Award” means a Director Option or Stock Unit.

“Director Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award.

“Director Option” means a Nonqualified Stock Option granted to a Nonemployee Director pursuant to paragraph 9 hereof.

“Directors Deferred Compensation Plan” means the Conoco Inc. Deferred Compensation Plan for Nonemployee Directors established under the Plan.

“Disability” means, with respect to a Nonemployee Director, the inability to perform the duties of a member of the Board for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

“Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“DuPont” means E.I. du Pont de Nemours and Company, a Delaware corporation.

“DuPont Award” means an option, stock appreciation right or other form of stock award granted by DuPont pursuant to the DuPont Stock Performance Plan, the DuPont Variable Compensation Plan, the DuPont Corporate Sharing Plan or the Conoco Unit Option Plan.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

“Employee Award” means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if Common Stock is not so listed but is quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Independent Contractor” means a person providing services to the Company or any of its Subsidiaries, or who will provide such services, except an Employee or Nonemployee Director.

“Independent Contractor Award” means any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Independent Contractor Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

“IPO” means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any over-allotment option).

“IPO Closing Date” means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

“IPO Pricing Date” means the date of the execution and delivery of an underwriting or other purchase agreement among the Company and the underwriters relating to the IPO setting forth the price at which shares of Common Stock will be issued and sold by the Company to the underwriters and the terms and conditions thereof.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Option Program” means a program involving the cancellation of certain existing DuPont Awards.

“Option Program Award” means an Option, SAR or Stock Award granted in connection with the Option Program.

“Option Value” means the value of a Director Option as determined on the basis of a generally accepted valuation methodology as determined by the Board.

“Participant” means an Employee, Director or Independent Contractor to whom an Award has been granted under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of

Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

“Stock Unit” means a unit equal to one share of Common Stock (as determined by the Committee) (as adjusted pursuant to Paragraph III.6 of the Directors Deferred Compensation Plan) granted to a Nonemployee Director.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

      4.        Eligibility.

           (a)        Employees. Employees eligible for the grant of Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

           (b)        Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

           (c)        Independent Contractors. All Independent Contractors are eligible for the grant of Independent Contractor Awards under this Plan.

      5.        Common Stock Available for Awards.

           (a)       Subject to the provisions of paragraph 16 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 31,397,830. No more than 10,000,000 shares of Common Stock shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

           (b)       Option Program Awards and awards assumed under the Plan or issued as substitute Awards, each pursuant to paragraph 16(b) of the Plan, (i) are not subject to the limitations in paragraph 8(b) and (ii) do not count against the limitations on Common Stock available for Awards set forth in paragraph 5(a).

      6.        Administration.

           (a)       This Plan shall be administered by the Committee except as otherwise provided herein.

           (b)       Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions applicable to an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

           (c)     No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

      7.        Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

      8.        Employee and Independent Contractor Awards.

           (a)     The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

(i) Option. An Employee Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, shareholder value, net cash flow, total shareholder return, return on capital, return on investors’ capital, operating income, funds from operations, cash flow, cash from operations, after-tax operating income, reserve addition, proceeds from dispositions, production volumes, refinery runs, net cash flow before financing activities, reserve replacement ratio, finding and development costs, refinery utilizations and total market value. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

           (b)     Notwithstanding anything to the contrary contained in this Plan excluding paragraph 5(b), the following limitations shall apply to any Employee Awards made hereunder:

(i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 5,000,000 shares of Common Stock;

(ii) no Participant may be granted, during any calendar year, Stock Awards covering or relating to more than 250,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of options or SARs or Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $10,000,000.

           (c)     The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and the terms, conditions and limitations applicable to such Awards.

           (d)     An Option Program Award is generally subject to the same terms and conditions as the canceled DuPont Award.

      9.        Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

(a) Initial Director Options. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who had agreed to become a Nonemployee Director in connection with the IPO was automatically granted a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value was $30,000, and the Chairman was automatically awarded a Director Option on that number of shares of Class A Common Stock such that the aggregate Option Value was $1,300,000, but in the case of a person who was not a Nonemployee Director on such date, subject to that person becoming a Nonemployee Director no later than the first regularly scheduled meeting of the Board following the IPO Pricing Date.

(b) Annual Director Options. On each Annual Director Award Date before the Director Amendment Date, each Nonemployee Director other than the Chairman shall automatically be granted a Director Option with an Option Value equal to $30,000.

(c) Terms of Director Option. Each Director Option shall have a term of ten years following the Grant Date. The Grant Price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock subject to such Option on the Grant Date. All Director Options shall be fully vested after 6 months of service as a Nonemployee Director. All Director Options shall become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the Grant Date and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the Grant Date. Notwithstanding the foregoing exercise schedule, all Director Options held by a Nonemployee Director shall immediately become fully exercisable if the Nonemployee Director terminates his or her status as a member of the Board by reason of the director’s death or Disability.

(d) Director Option Agreements. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an Authorized Officer for and on behalf of the Company.

(e) IPO Related Stock Units. On the IPO Pricing Date, each Nonemployee Director, other than the Chairman, and each person who had agreed to become a Nonemployee Director in connection with the IPO was automatically granted that number of Stock Units under the Director’s Deferred Compensation Plan determined by dividing $95,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date, and the Chairman was automatically granted that number of Stock Units under the Director’s

Deferred Compensation Plan determined by dividing $100,000 by the Fair Market Value of Class A Common Stock on the IPO Pricing Date; provided, however, that in the case of a person who was not a Nonemployee Director on such date, the grant under this subparagraph (e) was subject to that person becoming a Nonemployee Director no later than the first regularly scheduled meeting of the Board following the IPO Pricing Date. Initial Stock Units related to Class A Common Stock. Stock Units granted under this paragraph 9(e) cannot be distributed or made available to the Nonemployee Director before the expiration of three years from the Grant Date, except by reason of death or Disability of the director.

(f) Other Stock Unit Grants before Director Amendment Date. On the date of his or her first appointment or election to the Board, provided such appointment or election occurs on or after the IPO Closing Date and before the Director Amendment Date, a Nonemployee Director shall automatically be granted that number of Stock Units determined by dividing $95,000 by the Fair Market Value of the applicable Common Stock on the date of election to the Board. In addition, on each Annual Director Award Date before the Director Amendment Date, each Nonemployee Director other than the Chairman shall automatically be granted an additional number of Stock Units determined by dividing $20,000 by the Fair Market Value of the applicable Common Stock on such date. Stock Units granted under this paragraph 9(f) cannot be distributed or made available to the Nonemployee Director before the expiration of three years from the Grant Date, except by reason of death or Disability of the director.

(g) Initial Stock Unit Grants On or After Director Amendment Date. On the date of his or her first appointment or election to the Board, if such appointment or election occurs on or after the Director Amendment Date, a Nonemployee Director shall automatically be granted that number of Stock Units determined by dividing $100,000 by the Fair Market Value of the applicable Common Stock on the date of election to the Board. Stock Units granted under this paragraph 9(g): (i) shall become vested with respect to one-fifth of the total number of Stock Units subject to the initial grant hereunder (rounded up to the nearest whole number) on the first through fourth anniversaries of the Grant Date and with respect to all remaining Stock Units subject to the initial grant hereunder on the fifth anniversary of the Grant Date, subject to the requirement that the director remain in the continuous service of the Company as a director through the anniversary on which the additional vesting is scheduled to occur, provided that all such Stock Units shall immediately vest if the director terminates his or her status as a member of the Board by reason of the death or Disability of the director, and (ii) cannot be distributed or made available to the Nonemployee Director before the expiration of five years from the Grant Date, except by reason of death or Disability of the director.

(h) Other Stock Unit Grants On or After Director Amendment Date. On each Annual Director Award Date occurring on or after the Director Amendment Date, each Nonemployee Director shall automatically be granted a number of Stock Units determined by dividing $50,000 by the Fair Market Value of the applicable Common Stock on such date. Stock Units granted under this paragraph 9(h): (i) are fully vested upon the Grant Date, and (ii) cannot be distributed or made available to the Nonemployee Director before the expiration of three years from the Grant Date, except by reason of death or Disability of the director.

(i) Terms of Stock Units. Stock Units granted under the foregoing provisions of this paragraph 9 shall be accounted for and subject to the terms and conditions of the Directors Deferred Compensation Plan, including provisions that dividend equivalents shall be accumulated and reinvested in additional Stock Units.

(j) Stock Unit Agreements. Any Award of Stock Units shall be embodied in a Director Award Agreement, which shall contain the applicable terms and conditions and limitations set forth above, and applicable terms and conditions from the Directors Deferred Compensation Plan.

      10.     Change of Control. Notwithstanding the provisions of paragraphs 8 and 9 hereof, unless otherwise expressly provided in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment (or service as a Nonemployee Director or Independent Contractor) with the Company or one of its Subsidiaries, (i) each Award granted under this Plan to the Participant shall be become immediately vested and fully exercisable (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement) and (ii) if the Award is an Option or SAR, shall remain exercisable until the expiration of the term of the Award or, if the Participant should die before the expiration of the term of the Award, until the earlier of (a) the expiration of the term of the Award or (b) two (2) years following the date of the Participant’s death.

      11.     Payment of Awards.

           (a)     General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Payment of Stock Units awarded to Nonemployee Directors shall be governed by the Directors Deferred Compensation Plan.

           (b)     Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

           (c)     Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

           (d)     Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type. Subject to Paragraph 16, the Grant Price of any Option shall not be decreased, including by means of issuance of a substitute Award with a lower Grant Price.

           (e)     Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

      12.     Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

           An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

      13.     Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

      14.     Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

      15.     Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 15 shall be null and void.

      16.     Adjustments.

           (a)     The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

           (b)     In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

      17.     Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

      18.     Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

      19.     Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

      20.     Effectiveness. The Plan, as approved by the Board, was effective as of October 16, 1998. This Plan was approved by the stockholders of the Company on October 19, 1998. The amendments to the Plan to permit the grant of Awards denominated in Class B Common Stock were effective on May 12, 1999 and were conditioned upon the approval of the stockholders of the Company prior to December 31, 1999, which approval was obtained on May 12, 1999. The amendment to Paragraph 12 of the Plan providing for option exercise payment by the attestation method was effective on October 28, 1999. The amendments to the Plan reflecting a change in Nonemployee Director compensation were effective on October 1, 2000. The Plan, as approved by the Board for amendment and restatement as set forth herein, shall be effective as set forth herein as of the effective time of the Merger (as defined in the Recitals on page 1 of this Plan); provided, however, that the increase of shares available for Awards (described in paragraph 5) shall not be effective unless separately approved by the stockholders of the Company.

ATTACHMENT “A”

“CHANGE IN CONTROL”

           The following definitions apply to the Change of Control provision in paragraph 10 of the foregoing Plan.

           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000.

           “Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

           “Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

           The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

           “Board” shall have the meaning set forth in the foregoing Plan.

           “Change of Control” shall mean any of the following occurring on or after October 19, 2000:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) individuals who, as of October 19, 2000, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 19, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

(c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

           “Common Stock” shall have the meaning set forth in the foregoing Plan.

           “Company” shall have the meaning set forth in the foregoing Plan.

           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

           “Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

           “Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of October 19, 2000 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

           “Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

           “Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

           “Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

APPENDIX E

AMENDED AND RESTATED

1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN
OF CONOCO INC.
(As Amended and Restated Effective           )

RECITALS

           Conoco Inc. (the “Company”) established the 1998 Key Employee Stock Performance Plan of Conoco Inc. (the “Plan”) effective October 16, 1998. Paragraph 5 specifies the number of shares of Common Stock with respect to which Awards may be granted under the Plan. Paragraph 13 reserves to the Board the right to amend the Plan. Paragraph 15 provides that in the event of certain transactions, including a reorganization, the Board is authorized to (a) issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment or (b) cancel Awards that are Options or SARs and give Participants who are holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

           The Company intends to reclassify its Class A Common Stock and Class B Common Stock into a single class of new common stock (“Common Stock”) by merging Conoco Delaware I, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with and into the Company (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of July 17, 2001, between the Company and Merger Sub. In connection with the Merger and pursuant to their authority under Paragraph 13, the Board has authorized this amendment and restatement of the Plan to provide for the issuance of Awards with respect to the new class of Common Stock, such amendment and restatement to become effective upon the effective time of the Merger. In addition, in connection with the Merger and effective upon the effective time thereof, pursuant to its authority under Paragraph 15, the Board will substitute a new Award for each previously issued outstanding Award. The new Award will apply to a number of shares of Common Stock equal to the total number of shares of Conoco Class A Common Stock and Class B Common Stock for which the previously issued outstanding Award has not been exercised, and shall provide for the same exercise price and the same other terms and conditions as those applicable under the previously issued outstanding Award.

           Further, effective upon approval by the stockholders of the Company, the Board has authorized the Plan to be amended to increase the number shares of Common Stock available for Awards under the Plan.

           Now, therefore, the Company hereby amends and restates the Plan, effective as set forth in paragraph 19 hereof, to read as follows:

      1.        Plan. The Plan was adopted by the Company to reward certain Employees of the Company by enabling them to acquire shares of Common Stock of the Company or receive payments determined by reference to such Common Stock.

      2.        Objectives. The purpose of this Amended and Restated 1998 Key Employee Stock Performance Plan of Conoco Inc. is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of Awards to Employees and to provide for issuance of Awards in connection with the “Option Program” under which certain existing DuPont awards were canceled at the election of the holder. Such Awards will give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress.

      3.        Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means any Option or SAR granted to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Attachment A.

“Class A Common Stock” means the Class A Common Stock, par value $.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means, from and after the effective time of the Merger (as defined in the Recitals on page 1 of this Plan), Conoco common stock, par value $.01 per share. Prior to the effective time of the Merger, “Common Stock” means Class A Common Stock or Class B Common Stock, as appropriate.

“Company” means Conoco Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“DuPont” means E.I. du Pont de Nemours and Company, a Delaware corporation.

“DuPont Award” means an option or stock appreciation right granted by DuPont pursuant to the DuPont Stock Performance Plan, the DuPont Variable Compensation Plan, the DuPont Corporate Sharing Plan or the Conoco Unit Option Plan.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and is expected to become such an employee within the following six months.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if Common Stock is not so listed but is quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Option Program” means a program involving the cancellation of certain existing DuPont Awards.

“Option Program Award” means an Option or SAR granted in connection with the Option Program.

“Participant” means an Employee to whom an Award has been granted under this Plan.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or in Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

      4.        Eligibility. All Employees are eligible for the grant of Awards under this Plan.

      5.        Common Stock Available for Awards.

           (a)     Subject to the provisions of paragraph 15 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 37,580,628. No more than 12,000,000 shares of Common Stock shall be available for Incentive Stock Options. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

           (b)     Option Program Awards and awards assumed under the Plan or issued as substitute Awards, each pursuant to paragraph 15(b) of the Plan, (i) are not subject to the limitations in paragraph 8(b) and (ii) do not count against the limitations on Common Stock available for Awards set forth in paragraph 5(a).

      6.        Administration.

           (a)     The Plan shall be administered by the Committee.

           (b)     The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to an Employee who it expects to become an employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

           (c)     No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

      7.        Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

      8.        Awards.

           (a)     The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Options. An Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

           (b)     Notwithstanding anything to the contrary contained in this Plan excluding paragraph 5(b), no Participant may be granted, during any calendar year, Awards that are exercisable for more than 200,000 shares of Common Stock.

      9.        Change of Control. Notwithstanding the provisions of paragraph 8 hereof, unless otherwise expressly provided in the applicable Award Agreement, in the event of a Change of Control during a Participant’s employment with the Company or one of its Subsidiaries, (i) each Award granted under this Plan to the Participant shall be become immediately vested and fully exercisable (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement) and (ii) if the Award is an Option or SAR, shall remain exercisable until the expiration of the term of the Award or, if the Participant should die before the expiration of the term of the Award, until the earlier of (a) the expiration of the term of the Award or (b) two (2) years following the date of the Participant’s death.

      10.     Payment of Awards.

           (a)     General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

           (b)     Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

           (c)     Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type. Subject to Paragraph 15, the Grant Price of any Option shall not be decreased, including by means of issuance of a substitute Award with a lower Grant Price.

           (d)     Cash-out of Awards. At the discretion of the Committee, an Award may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

      11.     Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph. An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value, in which case the Company shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

      12.     Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any payment hereunder and withhold, at the time of delivery of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

      13.     Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

      14.     Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

      15.     Adjustments.

           (a)     The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

           (b)     In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Award limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Award limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

      16.     Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

      17.     Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

      18.     Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

      19.     Effectiveness. The Plan, as approved by the Board, was effective as of October 16, 1998. This Plan was approved by the stockholders of the Company on October 19, 1998. The amendments to the Plan to permit the grant of Awards denominated in Class B Common Stock became effective on May 12, 1999 and were conditioned upon the approval of the stockholders of the Company prior to December 31, 1999, which approval was obtained on May 12, 1999. The amendment to paragraph 11 of the Plan providing for option exercise payment by the attestation method was effective on October 28, 1999. The Plan, as approved by the Board for amendment and restatement as set forth herein, shall be effective as set forth herein as of the effective time of the Merger (as defined in the Recitals on page 1 of this Plan); provided, however, that the increase of shares available for Awards (described in paragraph 5) shall not be effective unless separately approved by the stockholders of the Company.

ATTACHMENT “A”

“CHANGE IN CONTROL”

           The following definitions apply to the Change of Control provision in paragraph 9 of the foregoing Plan.

           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000.

           “Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

           “Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 19, 2000) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

           The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

           “Board” shall have the meaning set forth in the foregoing Plan.

           “Change of Control” shall mean any of the following occurring on or after October 19, 2000:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) individuals who, as of October 19, 2000, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 19, 2000 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

(c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

(d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding

Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

           “Common Stock” shall have the meaning set forth in the foregoing Plan.

           “Company” shall have the meaning set forth in the foregoing Plan.

           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

           “Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

           “Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of October 19, 2000 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

           “Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

           “Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

           “Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

CONOCO INC.

P R O X Y
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
SEPTEMBER 21, 2001

The undersigned hereby appoints Rick A. Harrington and Archie W. Dunham, and each of them, proxies, with full power of substitution and resubstitution, to vote all shares of common stock of Conoco Inc. which the undersigned is entitled to vote if personally present at the special meeting of stockholders of Conoco Inc. to be held on September 21, 2001 or at any adjournment or postponement thereof, on each of the items on the reverse side and in accordance with the directions given there, and in their discretion on all other matters that may properly come before the special meeting and any adjournment or postponement thereof, hereby revoking any proxy heretofore given.

If you have any comments or a change of address, mark the appropriate box on the reverse side and use the following space:

SEE REVERSE SIDE

o FOLD AND DETACH HERE o

ONLINE ACCOUNT ACCESS

Registered shareholders may access their accounts and obtain online answers to stock transfer questions by signing up for Internet account access at http://gateway.equiserve.com.

To request an initial password to access your account, you will need to click “Never Received a Password?” Then enter the Conoco Inc. issue number and your Social Security Number. If you do not have a U.S. Social Security Number, you must enter both the issue number and your account number, which is on your dividend check, to request your initial password.

CONOCO CONNECTION

An automatic dividend reinvestment plan is available to all stockholders of record. Participants may also add cash for the purchase of additional shares. A detailed account statement is mailed after each investment. You may also view your account over the Internet if you have Online Account Access (see above). To enroll, please call EquiServe at 1-800-317-4445, outside North America call 1-201-324-0313.

DIRECT DEPOSIT OF DIVIDENDS

Stockholders who would like their dividends directly deposited in a U.S. bank account should contact EquiServe at 1-800-870-2340, outside North America call 1-201-324-0313.

ONLINE DELIVERY OF PROXY MATERIAL

If you vote using the Internet as shown on the reverse, you may elect to receive proxy materials electronically next year in place of receiving printed materials. You will save Conoco printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the annual report, proxy statement and voting form when they become available. If you used a different method to vote, sign up anytime using your shareholder account number at the Internet web site: http://www.econsent.com/coc.

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[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.	Adoption of Merger Agreement	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Approval of Conoco’s 1998 Stock and Performance Incentive Plan, as amended and restated	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Approval of Conoco’s 1998 Key Employee Stock Performance Plan, as amended and restated	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Check this box if you have comments or change of address [ ] and use the back of this card.

SIGNATURE(S) ________________________________________ DATE___________________________________________________

Sign exactly as name appears hereon.   Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a corporation, please give full corporate name by authorized officer. If you are voting by mail, please sign, date and return the proxy card promptly using the enclosed envelope.

o FOLD AND DETACH HERE o

[CONOCO LOGO]

CONOCO INC. — SPECIAL MEETING — SEPTEMBER 21, 2001
CONOCO ENCOURAGES INTERNET OR PHONE VOTING
24 HOURS A DAY, 7 DAYS A WEEK
THIS ELIMINATES THE NEED TO RETURN THE PROXY CARD.

Log onto the Internet and type:   http://www.eproxyvote.com/coc

•	Have your proxy card ready and follow the instructions.

•	You will be able to elect to receive future mailings via the Internet.

Your electronic vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

On a touch-tone phone, call toll-free 1-877-779-8683.   You will hear these instructions:

•	Enter the last four digits from your social security number.

•	Enter the control number from the box above, just below the perforation.

•	You will then have two options:

OPTION 1: To vote as the Board of Directors recommends on all proposals; or

OPTION 2: To vote on each proposal separately.

•	Your vote will be repeated to you and you will be asked to confirm it.

IF YOU HAVE VOTED BY INTERNET OR PHONE, PLEASE DO NOT RETURN THE PROXY CARD.

PROXIES SUBMITTED OVER THE INTERNET OR BY TELEPHONE MUST BE RECEIVED BY 11:00 P.M. EASTERN TIME, ON SEPTEMBER 20, 2001.

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